Exhibit 10.5

MORTGAGE, LOAN AND SECURITY AGREEMENT

Among

MASSACHUSETTS DEVELOPMENT FINANCE AGENCY

And

RANOR, INC.

And

SOVEREIGN BANK, as Bondowner and Disbursing Agent

Dated as of December 1, 2010

And providing for the Issue of

$4,250,000
Massachusetts Development Finance Agency
Revenue Bonds
Ranor Issue, Series 2010A

And

$1,950,000
Massachusetts Development Finance Agency
Revenue Bonds
Ranor Issue, Series 2010B

ARTICLE 1
INTRODUCTION AND DEFINITIONS

Section 101. Description of the Agreement and the Parties.

This MORTGAGE, LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of December 1, 2010, by the Massachusetts Development Finance Agency (with its successors, the “Agency”), Ranor, Inc., a Massachusetts corporation (with its successors, the “Borrower”), and Sovereign Bank, a Federal savings bank, as Bondowner and Disbursing Agent (with its successors, the “Disbursing Agent”).

This Agreement provides for the following transactions:

(a) the Agency’s issue of the Bonds;

(b) the Agency’s loan of the proceeds of the Bonds to the Borrower for the purpose of financing and refinancing the Project;

(c) the Borrower’s repayment of the loan of Bond proceeds from the Agency through payment to the Bondowner of all amounts necessary to pay the Bonds;

(d) the Borrower’s mortgage and pledge of the Mortgaged Property to the Bondowner; and

(e) the Agency’s assignment to the Bondowner of the Revenues to be received hereunder and the rights to receive the same.

In consideration of the mutual agreements contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the Agency, the Borrower, the Bondowner and the Disbursing Agent agree as set forth herein for their own benefit and for the benefit of the Bondowner, provided that any financial obligation of the Agency hereunder shall not be a general obligation of the Agency nor a debt or pledge of the faith and credit of The Commonwealth of Massachusetts (the “Commonwealth”), but shall be payable solely from the funds and Revenues pledged under this Agreement.

Section 102. Definitions.

In addition to terms defined elsewhere herein, the following terms have the following meanings in this Agreement, unless the context otherwise requires:

(a) “Act” means Massachusetts General Laws, Chapter 23G and, to the extent incorporated therein, Massachusetts General Laws, Chapter 40D, both as amended from time to time.

(b) “Assignment” means, collectively, the Collateral Assignment of Leases, Rents and Property Income, the Collateral Assignment of Permits and Other Documents, the Contractor’s Consent to Assignment of Construction Contract, Assignment of Construction Contract, each dated as of December 30, 2010, by and between the Borrower and the Bondowner and Bank.

(c) “Authorized Officer” means: (i) in the case of the Agency, the President and Chief Executive Officer; the Executive Vice President and Chief Operating Officer; the Treasurer and Executive Vice President of Finance and Administration and Chief Financial Officer; the Secretary; the General Counsel and Executive Vice President for Legislative Affairs; the Executive Vice President for Finance Programs; the Executive Vice President for Real Estate; the Executive Vice President for Devens Operations; the Executive Vice President for Marketing and Communications; and the Senior Vice President, Investment Banking, or any other official of the Agency so designated by a resolution of the Agency; and (ii) in the case of the Borrower, the Chief Financial Officer and when used with reference to an act or document of the Borrower, also means any other person authorized to perform the act or execute the document.

(d) “Bank” means Sovereign Bank, a Federal savings bank.

(e) “Bank Obligations” means the obligations of the Borrower to the Bank under that certain Loan Agreement, dated February, 24, 2006, as amended.

(f) “Bond Counsel” means Greenberg Traurig, LLP, or any attorney at law or firm of attorneys selected by the Agency and acceptable to the Bondowner of nationally recognized standing in matters pertaining to the federal tax exemption of interest on bonds issued by states and political subdivisions, and duly admitted to practice law before the highest court of any state of the United States.

(g) “Bond Documents” means the Bonds, this Agreement, the Bond Purchase Agreement, the Assignment, the Commitment, the Tax Agreement, the Environmental Indemnification Agreement, dated as of December 30, 2010, between the Borrower and the Bondowner, the Guaranty, and the Swap Agreement, dated as of December 30, 2010 between the Borrower and the Bondowner.

(h) “Bond Purchase Agreement” means the Bond Purchase Agreement, dated as of December 30, 2010, by and between the Borrower and the Initial Purchaser.

(i) “Bond Year” means each one-year period ending on December 1.

(j) “Bondowner” means, collectively, the Initial Purchaser and any subsequent registered owners of the Bonds from time to time as shown in the books kept by the Disbursing Agent as bond registrar and transfer agent.

(k) “Bonds” means, collectively, the Series A Bonds and the Series B Bonds.

(l) “Business Day” means a London Banking Day and a day other than a Saturday, Sunday or legal holiday, on which banks are generally open for business in Boston, Massachusetts.

(m) “Closing Date” means the date of delivery of the Bonds to the Bondowner against payment therefor.

(n) “Collateral” means all personal property and fixtures of the Borrower of every kind and description, in each case whether now or hereafter existing, whether now owned or hereafter acquired, and located at or used in connection with the Project and the real property described in Exhibit A, including, but not limited to, all goods (including inventory and equipment and any accessions thereto), motor vehicles, and fixtures. Notwithstanding the foregoing or any other provision of this Agreement or any other Bond Document to the contrary, no Collateral which constitutes “investment property” within the meaning of Section 148(b) of the IRC will be deemed to secure the Borrower’s obligations with respect to the Bonds unless the Bondowner has received an Opinion of Bond Counsel to the effect that the Bonds may be so secured without causing the Bonds to be “arbitrage bonds” under Section 148 of the IRC.

(o) “Date of Taxability” means a date on which interest on any Bond is no longer excludable from gross income for federal or Massachusetts income purposes as a result of an Event of Taxability.

(p) “Debt Service Fund” means the fund so designated and established pursuant to Section 303.

(q) “Default Rate” means an interest rate per annum equal to the interest rate per annum in effect on the Bonds immediately preceding the Event of Default to which the Default Rate relates, plus 5% per annum.

(r) “Event of Taxability” means any one of the events herein after described. For purposes of this definition, “Bondowner” means any former or current Bondowner:

(i) The issuance by the Internal Revenue Service of a statutory notice of deficiency which asserts that the interest payable on the Bonds is includable in the gross income of the Bondowner for federal income tax purposes or a similar notice issued by the Massachusetts Department of Revenue with respect to Massachusetts income tax.

(ii) The issuance to the Bondowner of an opinion (the “Opinion”) of Bond Counsel to the effect that, after the initial issuance of the Bonds, there has been (A) an amendment to the IRC or the regulations promulgated thereunder, or (B) an amendment to the Act or other Massachusetts law, any of which has the effect of requiring that the interest payable on the Bonds be included in the gross income of the Bondowner for federal or Massachusetts income tax purposes.

(iii) Any other event caused by, or act or omission of, the Agency or the Borrower, including, but not limited to, a breach or violation by the Agency or the Borrower of any covenant contained in any of the documents, agreements, certificates or instruments executed and delivered by or on behalf of the Agency or the Borrower in connection with the issuance, sale and delivery of the Bonds and the financing of the Project which would, for any reason, require that the interest payable on the Bonds be includable in the gross income of the Bondowner for federal or Massachusetts income tax purposes, unless the Borrower furnishes the Agency and the Bondowner with an unqualified Opinion of Bond Counsel that interest payable on the Bonds is not includable in the gross income of the Bondowner for federal or Massachusetts, as applicable, income tax purposes.

(s) “Fund” means the Debt Service Fund, the Project Fund or any other fund established with the Disbursing Agent pursuant to this Agreement.

(t) “Government or Equivalent Obligations” means (i) obligations issued or guaranteed by the United States; (ii) certificates evidencing ownership of the right to the payment of the principal of and interest on obligations described in clause (i), provided that such obligations are held in the custody of a bank or trust company satisfactory to the Bondowner, in a special account separate from the general assets of such custodian; and (iii) any open-end or closed-end management type investment company or trust registered under 15 U.S.C. §80(a)-l et seq.; provided that the portfolio of such investment company or trust is limited to obligations described in clause (i) and repurchase agreements fully collateralized by such obligations, and provided further that such investment company or trust shall take custody of such collateral either directly or through a custodian satisfactory to the Bondowner.

(u) “Guarantor” means TechPrecision Corporation, a Delaware corporation.

(v) “Guaranty” means the Guaranty (Unlimited) from the Guarantor to the Bondowner, dated as of December 30, 2010.

(w) “Initial Purchaser” means Sovereign Bank.

(x) “IRC” means the Internal Revenue Code of 1986, as it may be amended and applied to the Bonds from time to time.

(y) “London Banking Day” means any day on which commercial banks are open for international business (including dealings in U.S. Dollar ($) deposits) in London, England and Boston, Massachusetts.

(z) “Moody’s” means Moody’s Investors Service, Inc., or any successor rating agency.

(aa) “Mortgaged Property” means, collectively, (i) the Collateral, and (ii) the real property described in the attached Exhibit A, all rights and easements appurtenant thereto, and all buildings, structures, fixtures, equipment, furnishings and improvements thereon, whether in existence on the date hereof or later coming into existence and whether owned by the Borrower on the date hereof or acquired hereafter, together with any additional real property not included in the foregoing provisions which may be added to the Mortgaged Property by a supplemental agreement.

(bb) “Opinion of Bond Counsel” means an opinion of Bond Counsel to the effect that the matter or action in question will not have an adverse impact on the tax-exempt status of the Bonds for federal income tax purposes. Any Opinion of Bond Counsel required to be delivered in accordance with the provisions of the Agreement shall be provided at the sole cost and expense of the Borrower.

(cc) “Outstanding,” when used to modify Bonds, refers to Bonds issued under this Agreement, excluding: (i) Bonds which have been exchanged or replaced, or delivered to the Disbursing Agent for credit against a principal payment or a sinking fund installment; (ii) Bonds which have been paid; (iii) Bonds which have become due and for the payment of which moneys have been duly provided; and (iv) Bonds for which there have been irrevocably set aside sufficient funds, or Government or Equivalent Obligations described in clause (i) or (ii) of Subsection 102(t) bearing interest at such rates, and with such maturities, as will provide sufficient funds to pay or redeem them; provided, however, that if any such Bonds are to be redeemed prior to maturity, the Agency shall have taken all action necessary to redeem such Bonds and notice of such redemption shall have been duly mailed in accordance with this Agreement.

(dd) “Payment Date” means each date on which any principal of, premium, if any, or interest on any Bond is due and payable for any reason.

(ee) “Permitted Encumbrances” shall have the meaning assigned in Section 201(b).

(ff) “Permitted Investment” shall have the meaning assigned in Section 312(c).

(gg) “Person” means an individual, corporation, limited liability company, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

(hh) “Project” means the financing and refinancing of the acquisition of the manufacturing facility currently leased by the Borrower, the construction of an approximate 20,500 square foot addition thereto, and the improvement and equipping thereof, including the acquisition of a gantry milling machine, as described in the Application for Tax Exempt Financing, dated August 23, 2010, submitted to the Agency by the Borrower, together with all amendments thereto, and supplementary information provided to the Agency.

The word “Project” also refers to the facilities which result or have resulted from the foregoing activities, as more particularly described in the Tax Agreement.

(ii) “Project Costs” means the costs of issuing the Bonds (not in excess of 2% of the initial principal amount of the Bonds) and carrying out the Project, including repayment of external loans and reimbursement to the Borrower of costs incurred for the Project and paid by the Borrower prior to the date of issuance of the Bonds (“internal advances”) to the extent permitted by this Agreement, and interest prior to, during and for up to one year after construction is substantially complete, but excluding general administrative expenses, overhead of the Borrower and interest on internal advances.

(jj) “Project Fund” means the fund so designated and established pursuant to Section 401.

(kk) “Project Officer” means the Borrower’s Chief Financial Officer.

(ll) “Purchase Date” means sixty (60) days after the date on which the Borrower refinances the Bank Obligations with a lender other than the Bondowner.

(mm) “Rebate Provision” shall have the meaning set forth in Section 306.

(nn) “Rebate Calculation Date” means December ___, 2015 and the maturity date of the Bonds.

(oo) “Repurchase Agreement” shall have the meaning assigned in Section 312(c).

(pp) “Revenues” means all debt service payments, rates, mortgage payments, rents, fees, charges, and other income and receipts, including proceeds of insurance, eminent domain and sale, and including proceeds derived from any security provided hereunder, payable to the Agency under this Agreement, excluding administrative fees of the Agency, reimbursements to the Agency for expenses incurred by the Agency, and indemnification of the Agency.

(qq) “S&P” means Standard & Poor’s, a business of Standard & Poor’s Financial Services LLC, or any successor rating agency.

(rr) “Swap Agreement” means, collectively, the ISDA Master Agreement (together with the Schedule thereto and each Confirmation issued thereunder), dated December 30, 2010, by and between the Borrower and the Bank.

(ss) “Series A Bonds” means the $4,250,000 Massachusetts Development Finance Agency Revenue Bonds, Ranor Issue, Series 2010A, dated the date of delivery thereof, and any bond or bonds issued in exchange or replacement therefor.

(tt) “Series B Bonds” means the $1,950,000 Massachusetts Development Finance Agency Revenue Bonds, Ranor Issue, Series 2010B, dated the date of delivery thereof, and any bond or bonds issued in exchange or replacement therefor.

(uu) “Tax Agreement” means the Tax Certificate and Agreement, dated December 30, 2010, by and between the Agency and the Borrower.

(vv) “Taxable Rate” means an interest rate per annum equal to the sum of LIBOR plus the 275 basis points.

(ww) “UCC” means the Massachusetts Uniform Commercial Code.

Words importing persons include firms, associations and corporations, and the singular and plural form of words shall be deemed interchangeable wherever appropriate.

ARTICLE 2
THE CONVEYANCES; GRANTING OF SECURITY INTERESTS

Section 201. Granting of Mortgage, Security Interests.

(a) The Mortgage. The Borrower grants to the Bondowner (i) WITH MORTGAGE COVENANTS the Mortgaged Property upon the terms hereof; (ii) all of its rights, title and interest in (A) all easements, bridges, rights of way, privileges, hereditaments, and appurtenances belonging to or inuring to the benefit of the Mortgaged Property; all right, title, and interest of the Borrower in and to land lying within any street or roadway adjoining the Mortgaged Property; and all right, title, and interest of the Borrower in and to any vacated or hereafter vacated street or road adjoining the Mortgaged Property; (B) any and all awards or payments, including interest thereon, and the right to receive the same, which may be made with respect to the Mortgaged Property as a result of (1) the exercise of the right of eminent domain, (2) the alteration of the grade of any street, or (3) any other injury to or decrease in the value of the Mortgaged Property, to the extent of all amounts which may be secured by this Agreement (including the reasonable counsel fees, costs, and disbursements incurred by the Bondowner in connection with the collection of such award or payment) at the date of receipt by the Bondowner of any such award or payment; (C) as lessor, under any leases of any of the Mortgaged Property, all of the rents and other payments required of lessees, tenants, occupants, licensees, concessionaires, or other persons or parties, whether or not designated as rent or additional rent (including, without limitation, security deposits, tax or operating expense escalation payments, percentage rent, or any other payments from any license, use, permit, or concession), and any other issues and profits arising from any rental units, space, or rentable facilities within, on or appurtenant to the Mortgaged Property or any portion thereof, and all of the Borrower’s contractual rights now existing or hereafter arising between the Borrower and any tenant or occupant with respect to any of the Mortgaged Property; (iii) to the extent the Mortgaged Property is or may be treated as personal property under the UCC, a security interest therein; and (iv) with respect to all of the foregoing, the products and proceeds thereof, including without limitation, all insurance proceeds; all to secure the payment of all sums required to be paid by the Borrower under this Agreement and the other Bond Documents, and the satisfaction and performance of all other covenants, agreements and obligations made or undertaken by the Borrower hereunder or under the other Bond Documents for the benefit of the Bondowner, the Disbursing Agent and the Agency.

This Agreement is upon the STATUTORY CONDITION and upon the further condition that all covenants, agreements and obligations of the Borrower hereunder will be observed and performed, and upon any Event of Default, as defined in Section 601, the Bondowner shall have, in addition to its other rights and remedies hereunder, the STATUTORY POWER OF SALE and any other rights granted by law.

(b) Title. The Borrower represents and warrants that (i) it is lawfully seized in fee simple of the real property comprising the Mortgaged Property, free from all liens and encumbrances except those described in the attached Exhibit A (“Permitted Encumbrances”), (ii) the Borrower has, or at the time of the acquisition, construction and installation thereof will have, full title to the Collateral free from all liens and encumbrances, except Permitted Encumbrances, and (iii) the Borrower has the full right, power and authority to mortgage and pledge the Mortgaged Property hereunder. The Borrower covenants that it will warrant and defend the Mortgaged Property against the lawful claims and demands of all persons and that it will not permit any mortgage, lien or encumbrance to be filed or recorded on or against the Mortgaged Property, except Permitted Encumbrances, without the written consent of the Bondowner. The Borrower shall from time to time execute, deliver and register, record and file such instruments as the Bondowner may reasonably require to confirm, perfect or maintain the security created or intended to be created hereby.

(c) Financing Statement. This Agreement is intended to take effect as a security agreement and is to be recorded and filed with the Worcester County Registry of Deeds in lieu of a financing statement pursuant to Sec. 9-502 of the UCC.

Section 202. The Agency’s Assignment and Pledge of Revenues.

The Agency assigns and pledges to the Bondowner upon the terms hereof (a) all Revenues to be received from the Borrower or derived from any security provided hereunder, (b) all rights to receive such Revenues and the proceeds of such rights, (c) all funds and investments held from time to time in the funds established under this Agreement, and (d) all of its right, title and interest in this Agreement, including enforcement rights and remedies but excluding certain rights of indemnification and to reimbursement of certain expenses as set forth herein. This assignment and pledge does not include: (i) the rights of the Agency pursuant to provisions for consent, concurrence, approval or other action by the Agency, notice to the Agency or the filing of reports, certificates or other documents with the Agency, (ii) the right of the Agency to any payments or reimbursements pursuant to Sections 309(e), 803, and 1007, or (iii) the powers of the Agency as stated herein to enforce the provisions hereof. As further security for its obligations to make payments to the Debt Service Fund, and for its other payment obligations under this Agreement, the Borrower grants to the Bondowner a security interest in its interest in the moneys and other investments held from time to time in the funds and accounts established under this Agreement.

Section 203. Defeasance.

When there are in the applicable account within the Debt Service Fund sufficient funds, or Government or Equivalent Obligations described in clause (i) or (ii) of Subsection 102(t) in such principal amounts, bearing interest at such rates and with such maturities as will provide sufficient funds to pay or redeem a series of Bonds in full, and when all other amounts due under the Bond Documents with respect to such series of Bonds have been paid and the rights hereunder and thereunder of the Agency, the Disbursing Agent and the Bondowner have been provided for, upon written notice from the Borrower to the Agency and the Bondowner, the Bondowner shall cease to be entitled to any benefit or security with respect to such series of Bonds under this Agreement except that the Bondowner shall have the right to receive payment of the funds deposited and held for payment and other rights which by their nature cannot be satisfied prior to or simultaneously with termination of the lien hereof (including obligations of the Borrower under Sections 306 and 1007), title to the Mortgaged Property shall revert to the Borrower, the security interests created by this Agreement (except in such funds and investments) shall terminate, and the Agency and the Bondowner shall execute and deliver such instruments as may be necessary to discharge the lien and security interests created hereunder; provided, however, that if any of such Bonds are to be redeemed prior to the maturity thereof, the Agency shall have taken all action necessary to redeem such Bonds and notice of such redemption shall have been duly given in accordance with this Agreement. Upon such defeasance, the funds and investments required to pay or redeem the Bonds in full shall be irrevocably set aside for that purpose, subject, however, to Section 314 hereof, and moneys held for defeasance shall be invested only as provided above in this section. Any funds or property held by the Disbursing Agent and not required for payment or redemption of the Bonds in full or to pay any other amounts owing under the Bond Documents shall, after satisfaction of all the rights of the Agency and after allowance for any payments required to be made pursuant to Section 306, be distributed to the Borrower upon such indemnification, if any, as the Agency and the Disbursing Agent may reasonably require.

ARTICLE 3
THE BORROWING

Section 301. The Bonds.

(a) Details of the Bonds. The Series A Bonds shall be issued in fully registered form and in the original aggregate principal amount of $4,250,000, and shall be numbered from R-A-1 upwards in order of their issuance, or in any other manner deemed appropriate by the Agency. The Series A Bonds shall be in the minimum denomination of $100,000. The Series A Bonds shall be dated the date of delivery thereof. Principal and interest on the Series A Bonds until they come due shall be payable commencing on February 1, 2011 and on the first (1st) day of each month thereafter, in accordance with the Form of Bonds set forth in Section 301(b)(i). If any payment is due on a day which is not a Business Day, the payment shall be due on the next subsequent Business Day. The Series A Bonds shall mature on January 1, 2021, and shall bear interest at the rates per annum as set forth in the Form of Bonds in Section 301(b)(i), below.

The Series B Bonds shall be issued in fully registered form in the original aggregate principal amount of $1,950,000, and shall be numbered from R-B-1 upwards in order of their issuance, or in any other manner deemed appropriate by the Agency and the Trustee. The Series B Bonds shall be in the minimum denomination of $100,000. The Series B Bonds shall be dated the date of delivery thereof. Principal and interest on the Series B Bonds until they come due shall be payable commencing on February 1, 2011 and on the first (1st) day of each month thereafter, in accordance with the Form of Bonds set forth in Section 301(b)(ii). If any payment is due on a day which is not a Business Day, the payment shall be due on the next subsequent Business Day. The Series B Bonds shall mature on January 1, 2018, and shall bear interest at the rates per annum as set forth in the Form of Bonds in Section 301(b)(ii), below.

The Bonds shall be signed on behalf of the Agency by the manual or facsimile signature of an Authorized Officer, and the corporate seal of the Agency or a facsimile thereof shall be engraved or otherwise reproduced thereon. The authenticating certificate of the Disbursing Agent shall be manually signed on behalf of the Disbursing Agent.

In case any officer whose manual or facsimile signature shall appear on any Bond shall cease to be such officer before the delivery thereof, such manual or facsimile signature shall nevertheless be valid and sufficient for all purposes as if he or she had remained in office until after such delivery.

The Bonds are subject to special redemption and optional redemption, as described in Section 311 and in the Forms of Bonds.

(b) Form of Bonds. (i) The Series A Bonds shall be issued in substantially the following form.

Registered No. R-A-___                                                                                                                     $___________

UNITED STATES OF AMERICA
COMMONWEALTH OF MASSACHUSETTS
MASSACHUSETTS DEVELOPMENT FINANCE AGENCY
Revenue Bonds
Ranor Issue, Series 2010A

INITIAL LIBOR RATE: ________________ Percent (____%) Per Annum

MATURITY DATE: January 1, 2021

DATE OF THIS BOND: December 30, 2010
(Date as of which the Bonds were initially issued.)

INITIAL RATE PERIOD: From the date of this Bond to and including January 31, 2011.

PAYMENT DATES: February 1, 2011 and the first (1st) day of each month thereafter to the MATURITY DATE or earlier redemption in full.

DATE OF REGISTRATION:

REGISTERED OWNER:

PRINCIPAL AMOUNT:

THIS BOND DOES NOT CONSTITUTE A GENERAL OBLIGATION OF THE MASSACHUSETTS DEVELOPMENT FINANCE AGENCY OR A DEBT OR PLEDGE OF THE FAITH AND CREDIT OF THE COMMONWEALTH OF MASSACHUSETTS; THE PRINCIPAL OF AND INTEREST AND PREMIUM, IF ANY, ON THIS BOND ARE PAYABLE SOLELY FROM THE REVENUES AND FUNDS PLEDGED FOR THEIR PAYMENT IN ACCORDANCE WITH THE MORTGAGE, LOAN AND SECURITY AGREEMENT REFERRED TO HEREIN. THE AGENCY HAS NO TAXING POWER UNDER THE ACT.

The Massachusetts Development Finance Agency (the “Agency”), for value received promises to pay to the REGISTERED OWNER of this bond, or registered assigns, but solely from the moneys to be provided under the Agreement mentioned below, in lawful money of the United States of America, in immediately available funds, the PRINCIPAL AMOUNT, in installments in the amounts as set forth on Schedule 1, commencing on January ___, 2011, and on each PAYMENT DATE thereafter, with the remaining principal balance due on the MATURITY DATE, unless paid earlier as provided below, with interest (computed on the basis of a 360-day year based on the actual number of days elapsed) on the PRINCIPAL AMOUNT outstanding from the most recent PAYMENT DATE to which interest has been paid or duly provided for or, if no interest has been paid, from the DATE OF THIS BOND, at the INITIAL LIBOR RATE per annum during the INITIAL RATE PERIOD, and thereafter at the LIBOR Rate (as defined below) per annum, as determined below for each Rate Period (as defined below), payable on each PAYMENT DATE, until the date on which this bond becomes due, whether at maturity or by acceleration or redemption. Notwithstanding the foregoing, if at any time an Event of Taxability occurs, the interest rate in effect on the Series A Bonds from and after the Date of Taxability shall be the Taxable Rate and following an Event of Default, the interest rate in effect on the Series A Bonds shall be the Default Rate. The Agency also shall pay to the Bondowner, but only from amounts available under the Agreement, a late charge for any payment of principal or interest not paid within fifteen (15) days following the date such payment is due equal to five percent (5.0%) of the amount of any such payment.

Unless otherwise defined herein, capitalized terms used in this bond shall have the same meanings assigned to them in the Mortgage, Loan and Security Agreement (the “Agreement”), dated as of December 1, 2010, by and among the Agency, Ranor, Inc. (the “Borrower”), and Sovereign Bank, as Bondowner and Disbursing Agent (the “Disbursing Agent”). As used in this bond, the following terms shall have the following meanings:

“Effective Date” means the date on which a new Rate Period takes effect. The first Effective Date shall be February 1, 2011 and thereafter shall be the first (1st) day of each month thereafter.

“LIBOR” means the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) for deposits in U.S. Dollars for a one-month period, which appears on the day that is two London Banking Days preceding the next Effective Date as of 11:00 a.m. London time (x) on the Telerate Page 3750 or (y) if such rate does not appear on the Telerate Page 3750, then as determined by the Bank from another recognized source or interbank quotation. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of the REGISTERED OWNER of this bond, then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

“LIBOR Rate” means 65% times the sum of (i) the Spread plus (ii) LIBOR.

“Rate Period” means, when used with respect to any particular LIBOR Rate, the period during which such rate of interest determined for the Bonds will remain in effect as described herein, which shall be the period commencing on each Effective Date and ending on the last day of the calendar month. A new interest rate shall take effect on each Effective Date.

“Reserve Percentage” means the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves), which is imposed on member banks of the Federal Reserve System against “Euro-currency Liabilities” as defined in Regulation D.

“Spread” means 275 basis points.

The record date for payment of interest is the Business Day preceding the date on which the interest is to be paid; provided that, with respect to overdue interest or interest payable on redemption of this bond other than on a PAYMENT DATE or interest on any overdue amount, the Disbursing Agent may establish a special record date. The special record date may not be more than five (5) days before the date set for payment. The Disbursing Agent will mail notice of a special record date to the Bondowner at least seven (7) days before the special record date. The Disbursing Agent will promptly certify to the Agency that it has mailed such notice to the Bondowner, and such certificate will be conclusive evidence that such notice was given in the manner required hereby.

This bond is one of a series of bonds (the “Series A Bonds”), in the aggregate principal amount of $4,250,000, being issued by the Agency under and in accordance with the laws of The Commonwealth of Massachusetts, including Massachusetts General Laws Chapter 23G, as amended, and resolutions duly adopted by the board of directors of the Agency, which resolutions also authorize the execution and delivery of the Agreement. The Series A Bonds are being issued pursuant to the Agreement. Simultaneously with the issuance of the Series A Bonds, the Agency is issuing its $1,950,000 Massachusetts Development Finance Agency Revenue Bonds, Ranor Issue, Series 2010B (the “Series B Bonds,” and together with the Series A Bonds, the “Bonds”). Pursuant to the Agreement, the Agency is loaning the proceeds of the Bonds to the Borrower for the purpose of financing and refinancing the Project (as defined in the Agreement). The Borrower has agreed to repay the borrowing in the amounts and at the times necessary to enable the Agency to pay the principal, premium, if any, and interest on the Bonds, and the Agency has assigned its rights to receive such funds to the Bondowner, subject to the provisions of the Agreement. Reference is made to the Agreement for a description of the funds pledged and the rights, limitations of rights, duties, obligations and immunities of the Borrower, the Agency and the Bondowner, including the order of payments in the event of insufficient funds. The Agreement may be amended to the extent and in the manner provided therein.

In case any Event of Default (as defined in the Agreement) occurs, the principal amount of this bond together with accrued interest may be declared due and payable in the manner and with the effect provided in the Agreement.

The Series A Bonds are redeemable pursuant to the Agreement prior to maturity, as a whole or in part on any PAYMENT DATE, in inverse order of principal installments due, at their principal amounts, without premium, plus accrued interest to the redemption date, (i) at the direction of the Borrower, (ii) from excess proceeds on deposit in the Project Fund created under the Agreement upon completion or termination of the Project, and (iii) in the event of a substantial loss to the Mortgaged Property, as defined in the Agreement, from insurance or condemnation award proceeds allocable to the Series A Bonds.

If less than all of the Outstanding Series A Bonds are to be called for redemption, the Series A Bonds to be redeemed will be selected by the Disbursing Agent by lot.

In the event this bond is selected for redemption, notice will be mailed not less than twenty (20) days prior to the redemption date to the REGISTERED OWNER at its address shown on the registration books maintained by the Disbursing Agent. Failure to mail notice to the owner of any other Series A Bond or any defect in the notice to such an owner shall not affect the redemption of this bond.

If this bond is of a denomination in excess of One Hundred Thousand Dollars ($100,000), portions of the principal amount in excess of One Hundred Thousand Dollars ($100,000) may be redeemed. If less than all of the principal amount is to be redeemed, upon surrender of this bond to the Disbursing Agent, there will be issued to the REGISTERED OWNER, without charge, a new bond or bonds, at the option of the REGISTERED OWNER, for the unredeemed principal amount.

Notice of redemption having been duly mailed, this bond, or the portion called for redemption, will become due and payable on the redemption date at the applicable redemption price and, the redemption price having been paid or moneys for the redemption having been deposited with the Disbursing Agent, from and after the date fixed for redemption interest on this bond (or such portion) will no longer accrue.

This bond is transferable by the REGISTERED OWNER, subject to the provisions of the Agreement, in person or by its attorney duly authorized in writing, at the office of the Disbursing Agent set forth above, upon surrender of this bond to the Disbursing Agent for cancellation. Upon the transfer, a new bond or bonds of the same aggregate principal amount will be issued to the transferee at the same office. No transfer will be effective unless represented by such surrender and reissue. This bond may also be exchanged at the office of the Disbursing Agent for a new bond or bonds of the same aggregate principal amount without transfer to a new registered owner. Exchanges and transfers will be without expense to the holder except for applicable taxes or other governmental charges, if any. The Disbursing Agent will not be required to make an exchange or transfer of this bond during the thirty (30) days preceding (i) any date fixed for redemption if this bond (or any part thereof) is eligible to be selected or has been selected for the redemption and (ii) the MATURITY DATE.

The Bonds are issuable only in fully registered form in the minimum denomination of One Hundred Thousand Dollars ($100,000).

The Agency, the Disbursing Agent and the Borrower may treat the REGISTERED OWNER as the absolute owner of this bond for all purposes, notwithstanding any notice to the contrary.

Neither the members of the Agency nor any Person executing this bond are liable personally hereon or subject to any personal liability or accountability by reason of the issuance hereof.

Upon the terms and conditions set forth in the Agreement, this bond is subject to mandatory tender by the REGISTERED OWNER on the Purchase Date at a price (the “Purchase Price”) equal to one hundred percent (100%) of the principal amount Outstanding, plus accrued interest, if any, to the Purchase Date, unless the REGISTERED OWNER shall give the Agency, the Disbursing Agent and the Borrower notice of its election to retain this bond by delivery to the Borrower, with a copy to the Agency and the Disbursing Agent, of a written notice substantially in the form of the Bondowner’s Non-Tender Election Notice set forth herein, not less than thirty (30) days prior to the Purchase Date. Upon receipt of the copy of the Bondowner’s Non-Tender Election Notice, the Disbursing Agent shall give notice to any other Bondowner of the receipt of such Bondowner’s Non-Tender Election Notice not less than fifteen (15) days prior to the Purchase Date. In the event there is more than one Bondowner and the registered owners of Bonds representing more than fifty percent (50%) of the principal amount of Bonds then Outstanding elect not to tender their Bonds for purchase, each Bondowner shall be deemed to have agreed irrevocably to retain their Bonds and that the Bonds shall not be subject to mandatory tender on the applicable Purchase Date. If the Borrower does not receive at least thirty (30) days prior to a Purchase Date Bondowner’s Non-Tender Election Notices from Bondowners representing more than fifty percent (50%) of the principal amount of Bonds then Outstanding, then the Bonds will be subject to mandatory tender and purchased on the applicable Purchase Date. THE OWNER OF THIS BOND, BY ACCEPTANCE HEREOF, AGREES TO SELL AND SURRENDER THIS BOND AT THE PURCHASE PRICE TO ANY PURCHASER DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT IN THE EVENT OF A MANDATORY TENDER AND, ON THE PURCHASE DATE, TO SURRENDER THIS BOND TO THE AGENCY FOR PAYMENT OF THE PURCHASE PRICE. The Purchase Price of this bond shall be paid to the REGISTERED OWNER by the Borrower on the Delivery Date, which shall be the Purchase Date or any subsequent Business Day on which this bond is delivered to the Agency for cancellation, with a copy to the Borrower. The Purchase Price of this bond shall be paid only upon surrender of this bond to the Agency as provided herein. From and after the Purchase Date, no further interest on this bond shall be payable to the REGISTERED OWNER, provided that there are sufficient funds available on the Purchase Date to pay the Purchase Price. Payment of the Purchase Price of this bond to the REGISTERED OWNER shall be made by the Borrower on the Purchase Date, if presentation and surrender of this bond to the Agency, with a copy to the Borrower, is made prior to 10:00 a.m. Boston, Massachusetts time on the Purchase Date, or on such later Business Day upon which presentation and surrender of this bond to the Agency, with a copy to the Borrower, is made prior to 10:00 a.m. Boston, Massachusetts time.

This bond will not be valid until the Certificate of Disbursing Agent has been signed by the Disbursing Agent.

MASSACHUSETTS DEVELOPMENT FINANCE AGENCY

(SEAL)

By:
Authorized Officer

CERTIFICATE OF DISBURSING AGENT

This bond is one of the Bonds described in the Agreement.

SOVEREIGN BANK, as Disbursing Agent

By:
Authorized Signature

ASSIGNMENT

For value received the undersigned sells, assigns and transfers this bond to

(Name and Address of Assignee)

Social Security or Other Identifying Number of Assignee

and irrevocably appoints ___________________ attorney-in-fact to transfer it on the books kept for registration of the bond, with full power of substitution.

NOTE: The signature to this assignment must correspond with the name as written on the face of the bond without alteration or enlargement or other change.
Dated:

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signature

SCHEDULE 1

Schedule of Principal Payments

[To be inserted]

NON-TENDER ELECTION NOTICE

Massachusetts Development Finance Agency
Revenue Bonds
Ranor Issue, Series 2010A

Principal Amount	Bond Numbers	Purchase Date

The undersigned hereby certifies that it is the registered owner of the Bonds described above (the “Non-Tendered Bonds”), and hereby agrees that the delivery of this instrument to the Agency, the Disbursing Agent and the Borrower constitutes an irrevocable election to retain the Non-Tendered Bonds and not to sell the Non-Tendered Bonds to the Borrower or its designee on the Purchase Date; provided, however, that the undersigned acknowledges and agrees that if there is more than one Bondowner, then the Non-Tendered Bonds nonetheless shall be subject to purchase by the Borrower or its designee on the Purchase Date unless the Owners of more than fifty percent (50%) of the principal amount of the Outstanding Bonds elect not to tender their Bonds for purchase on the next Purchase Date. The undersigned further acknowledges and agrees that, subject to the foregoing provision and subject to all other rights of the undersigned contained in the Bonds, this election notice is irrevocable.

Except as otherwise indicated herein and unless the context otherwise requires, the terms used herein shall have the meanings set forth in the Mortgage, Loan and Security Agreement, dated as of December 1, 2010, providing for the issuance of the Bonds.

Signature(s)
Date:

Street City State Zip

IMPORTANT: The above signature(s) must correspond with the name(s) as set forth on the face of the Non-Tendered Bond(s) with respect to which this Bondowner’s Non-Tender Election Notice is being delivered without any change whatsoever. If this notice is signed by a person other than the registered owner of any Non-Tendered Bond(s), the Non-Tendered Bond(s) must be either endorsed on the Assignment appearing on each Bond or accompanied by appropriate bond powers, in each case signed exactly as the name or names of the registered owner or owners appear on the bond register. The method of presenting this notice to the Agency, the Disbursing Agent and the Borrower is the choice of the person making such presentation. If it is made by mail, it should be by registered mail with return receipt requested.

[End of Series A Bond Form]

(ii) The Series B Bonds shall be issued in substantially the following form.

Registered No. R-B-___	$___________

UNITED STATES OF AMERICA
COMMONWEALTH OF MASSACHUSETTS
MASSACHUSETTS DEVELOPMENT FINANCE AGENCY
Revenue Bonds
Ranor Issue, Series 2010B

INITIAL LIBOR RATE: ________________ Percent (____%) Per Annum

MATURITY DATE: January 1, 2018

DATE OF THIS BOND: December 30, 2010
(Date as of which the Bonds were initially issued.)

INITIAL RATE PERIOD: From the date of this Bond to and including January 31, 2011.

PAYMENT DATES: February 1, 2011 and the first (1st) day of each month thereafter to the MATURITY DATE or earlier redemption in full.

DATE OF REGISTRATION:

REGISTERED OWNER:

PRINCIPAL AMOUNT:

THIS BOND DOES NOT CONSTITUTE A GENERAL OBLIGATION OF THE MASSACHUSETTS DEVELOPMENT FINANCE AGENCY OR A DEBT OR PLEDGE OF THE FAITH AND CREDIT OF THE COMMONWEALTH OF MASSACHUSETTS; THE PRINCIPAL OF AND INTEREST AND PREMIUM, IF ANY, ON THIS BOND ARE PAYABLE SOLELY FROM THE REVENUES AND FUNDS PLEDGED FOR THEIR PAYMENT IN ACCORDANCE WITH THE MORTGAGE, LOAN AND SECURITY AGREEMENT REFERRED TO HEREIN. THE AGENCY HAS NO TAXING POWER UNDER THE ACT.

The Massachusetts Development Finance Agency (the “Agency”), for value received promises to pay to the REGISTERED OWNER of this bond, or registered assigns, but solely from the moneys to be provided under the Agreement mentioned below, in lawful money of the United States of America, in immediately available funds, the PRINCIPAL AMOUNT, in installments in the amounts as set forth on Schedule 1, commencing on January ___, 2011, and on each PAYMENT DATE thereafter, with the remaining principal balance due on the MATURITY DATE, unless paid earlier as provided below, with interest (computed on the basis of a 360-day year based on the actual number of days elapsed) on the PRINCIPAL AMOUNT outstanding from the most recent PAYMENT DATE to which interest has been paid or duly provided for or, if no interest has been paid, from the DATE OF THIS BOND, at the INITIAL LIBOR RATE per annum during the INITIAL RATE PERIOD, and thereafter at the LIBOR Rate (as defined below) per annum, as determined below for each Rate Period (as defined below), payable on each PAYMENT DATE, until the date on which this bond becomes due, whether at maturity or by acceleration or redemption. Notwithstanding the foregoing, if at any time an Event of Taxability occurs, the interest rate in effect on the Series B Bonds from and after the Date of Taxability shall be the Taxable Rate and following an Event of Default, the interest rate in effect on the Series B Bonds shall be the Default Rate. The Agency also shall pay to the Bondowner, but only from amounts available under the Agreement, a late charge for any payment of principal or interest not paid within fifteen (15) days following the date such payment is due equal to five percent (5.0%) of the amount of any such payment.

Unless otherwise defined herein, capitalized terms used in this bond shall have the same meanings assigned to them in the Mortgage, Loan and Security Agreement (the “Agreement”), dated as of December 1, 2010, by and among the Agency, Ranor, Inc. (the “Borrower”), and Sovereign Bank, as Bondowner and Disbursing Agent (the “Disbursing Agent”). As used in this bond, the following terms shall have the following meanings:

“Effective Date” means the date on which a new Rate Period takes effect. The first Effective Date shall be February 1, 2011 and thereafter shall be the first (1st) day of each month thereafter.

“LIBOR” means the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) for deposits in U.S. Dollars for a one-month period, which appears on the day that is two London Banking Days preceding the next Effective Date as of 11:00 a.m. London time (x) on the Telerate Page 3750 or (y) if such rate does not appear on the Telerate Page 3750, as determined by the Bank from another recognized source or interbank quotation. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of the REGISTERED OWNER of this bond, then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

“LIBOR Rate” means 65% times the sum of (i) the Spread plus (ii) LIBOR.

“Rate Period” means, when used with respect to any particular LIBOR Rate, the period during which such rate of interest determined for the Bonds will remain in effect as described herein, which shall be the period commencing on each Effective Date and ending on the last day of the calendar month. A new interest rate shall take effect on each Effective Date.

“Reserve Percentage” means the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves), which is imposed on member banks of the Federal Reserve System against “Euro-currency Liabilities” as defined in Regulation D.

“Spread” means 275 basis points.

The record date for payment of interest is the Business Day preceding the date on which the interest is to be paid; provided that, with respect to overdue interest or interest payable on redemption of this bond other than on a PAYMENT DATE or interest on any overdue amount, the Disbursing Agent may establish a special record date. The special record date may not be more than five (5) days before the date set for payment. The Disbursing Agent will mail notice of a special record date to the Bondowner at least seven (7) days before the special record date. The Disbursing Agent will promptly certify to the Agency that it has mailed such notice to the Bondowner, and such certificate will be conclusive evidence that such notice was given in the manner required hereby.

This bond is one of a series of bonds (the “Series B Bonds”), in the aggregate principal amount of $1,950,000, being issued by the Agency under and in accordance with the laws of The Commonwealth of Massachusetts, including Massachusetts General Laws Chapter 23G, as amended, and resolutions duly adopted by the board of directors of the Agency, which resolutions also authorize the execution and delivery of the Agreement. The Series B Bonds are being issued pursuant to the Agreement. Simultaneously with the issuance of the Series B Bonds, the Agency is issuing its $4,250,000 Massachusetts Development Finance Agency Revenue Bonds, Ranor Issue, Series 2010A (the “Series A Bonds,” and together with the Series B Bonds, the “Bonds”). Pursuant to the Agreement, the Agency is loaning the proceeds of the Bonds to the Borrower for the purpose of financing and refinancing the Project (as defined in the Agreement). The Borrower has agreed to repay the borrowing in the amounts and at the times necessary to enable the Agency to pay the principal, premium, if any, and interest on the Bonds, and the Agency has assigned its rights to receive such funds to the Bondowner, subject to the provisions of the Agreement. Reference is made to the Agreement for a description of the funds pledged and the rights, limitations of rights, duties, obligations and immunities of the Borrower, the Agency and the Bondowner, including the order of payments in the event of insufficient funds. The Agreement may be amended to the extent and in the manner provided therein.

In case any Event of Default (as defined in the Agreement) occurs, the principal amount of this bond together with accrued interest may be declared due and payable in the manner and with the effect provided in the Agreement.

The Series B Bonds are redeemable pursuant to the Agreement prior to maturity, as a whole or in part on any PAYMENT DATE, in inverse order of principal installments due, at their principal amounts, without premium, plus accrued interest to the redemption date, (i) at the direction of the Borrower, (ii) from excess proceeds on deposit in the Project Fund created under the Agreement upon completion or termination of the Project, and (iii) in the event of a substantial loss to the Mortgaged Property, as defined in the Agreement, from insurance or condemnation award proceeds allocable to the Series B Bonds.

If less than all of the Outstanding Series B Bonds are to be called for redemption, the Series B Bonds to be redeemed will be selected by the Disbursing Agent by lot.

In the event this bond is selected for redemption, notice will be mailed not less than twenty (20) days prior to the redemption date to the REGISTERED OWNER at its address shown on the registration books maintained by the Disbursing Agent. Failure to mail notice to the owner of any other Series B Bond or any defect in the notice to such an owner shall not affect the redemption of this bond.

If this bond is of a denomination in excess of One Hundred Thousand Dollars ($100,000), portions of the principal amount in excess of One Hundred Thousand Dollars ($100,000) may be redeemed. If less than all of the principal amount is to be redeemed, upon surrender of this bond to the Disbursing Agent, there will be issued to the REGISTERED OWNER, without charge, a new bond or bonds, at the option of the REGISTERED OWNER, for the unredeemed principal amount.

Notice of redemption having been duly mailed, this bond, or the portion called for redemption, will become due and payable on the redemption date at the applicable redemption price and, the redemption price having been paid or moneys for the redemption having been deposited with the Disbursing Agent, from and after the date fixed for redemption interest on this bond (or such portion) will no longer accrue.

This bond is transferable by the REGISTERED OWNER, subject to the provisions of the Agreement, in person or by its attorney duly authorized in writing, at the office of the Disbursing Agent set forth above, upon surrender of this bond to the Disbursing Agent for cancellation. Upon the transfer, a new bond or bonds of the same aggregate principal amount will be issued to the transferee at the same office. No transfer will be effective unless represented by such surrender and reissue. This bond may also be exchanged at the office of the Disbursing Agent for a new bond or bonds of the same aggregate principal amount without transfer to a new registered owner. Exchanges and transfers will be without expense to the holder except for applicable taxes or other governmental charges, if any. The Disbursing Agent will not be required to make an exchange or transfer of this bond during the thirty (30) days preceding (i) any date fixed for redemption if this bond (or any part thereof) is eligible to be selected or has been selected for the redemption and (ii) the MATURITY DATE.

The Bonds are issuable only in fully registered form in the minimum denomination of One Hundred Thousand Dollars ($100,000).

The Agency, the Disbursing Agent and the Borrower may treat the REGISTERED OWNER as the absolute owner of this bond for all purposes, notwithstanding any notice to the contrary.

Neither the members of the Agency nor any Person executing this bond are liable personally hereon or subject to any personal liability or accountability by reason of the issuance hereof.

Upon the terms and conditions set forth in the Agreement, this bond is subject to mandatory tender by the REGISTERED OWNER on each Purchase Date at a price (the “Purchase Price”) equal to one hundred percent (100%) of the principal amount Outstanding, plus accrued interest, if any, to the Purchase Date, unless the REGISTERED OWNER shall give the Agency, the Disbursing Agent and the Borrower notice of its election to retain this bond by delivery to the Borrower, with a copy to the Agency and the Disbursing Agent, of a written notice substantially in the form of the Bondowner’s Non-Tender Election Notice set forth herein, not less than thirty (30) days prior to the Purchase Date. Upon receipt of the copy of the Bondowner’s Non-Tender Election Notice, the Disbursing Agent shall give notice to any other Bondowner of the receipt of such Bondowner’s Non-Tender Election Notice not less than fifteen (15) days prior to the Purchase Date. In the event there is more than one Bondowner and the registered owners of Bonds representing more than fifty percent (50%) of the principal amount of Bonds then Outstanding elect not to tender their Bonds for purchase, each Bondowner shall be deemed to have agreed irrevocably to retain their Bonds and that the Bonds shall not be subject to mandatory tender on the applicable Purchase Date. If the Borrower does not receive at least thirty (30) days prior to a Purchase Date Bondowner’s Non-Tender Election Notices from Bondowners representing more than fifty percent (50%) of the principal amount of Bonds then Outstanding, then the Bonds will be subject to mandatory tender and purchased on the applicable Purchase Date. THE OWNER OF THIS BOND, BY ACCEPTANCE HEREOF, AGREES TO SELL AND SURRENDER THIS BOND AT THE PURCHASE PRICE TO ANY PURCHASER DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT IN THE EVENT OF A MANDATORY TENDER AND, ON THE PURCHASE DATE, TO SURRENDER THIS BOND TO THE AGENCY FOR PAYMENT OF THE PURCHASE PRICE. The Purchase Price of this bond shall be paid to the REGISTERED OWNER by the Borrower on the Delivery Date, which shall be the Purchase Date or any subsequent Business Day on which this bond is delivered to the Agency for cancellation, with a copy to the Borrower. The Purchase Price of this bond shall be paid only upon surrender of this bond to the Agency as provided herein. From and after the Purchase Date, no further interest on this bond shall be payable to the REGISTERED OWNER, provided that there are sufficient funds available on the Purchase Date to pay the Purchase Price. Payment of the Purchase Price of this bond to the REGISTERED OWNER shall be made by the Borrower on the Purchase Date, if presentation and surrender of this bond to the Agency, with a copy to the Borrower, is made prior to 10:00 a.m. Boston, Massachusetts time on the Purchase Date, or on such later Business Day upon which presentation and surrender of this bond to the Agency, with a copy to the Borrower, is made prior to 10:00 a.m. Boston, Massachusetts time.

This bond will not be valid until the Certificate of Disbursing Agent has been signed by the Disbursing Agent.

MASSACHUSETTS DEVELOPMENT FINANCE AGENCY
(SEAL)

By:
Authorized Officer

CERTIFICATE OF DISBURSING AGENT

This bond is one of the Bonds described in the Agreement.
SOVEREIGN BANK, as Disbursing Agent

By:
Authorized Signature

ASSIGNMENT

For value received the undersigned sells, assigns and transfers this bond to

(Name and Address of Assignee)

Social Security or Other Identifying Number of Assignee

and irrevocably appoints ___________________ attorney-in-fact to transfer it on the books kept for registration of the bond, with full power of substitution.

NOTE: The signature to this assignment must correspond with the name as written on the face of the bond without alteration or enlargement or other change.
Dated:

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signature

SCHEDULE 1

Schedule of Principal Payments

[To be inserted]

NON-TENDER ELECTION NOTICE

Massachusetts Development Finance Agency
Revenue Bonds
Ranor Issue, Series 2010B

Principal Amount	Bond Numbers	Purchase Date

The undersigned hereby certifies that it is the registered owner of the Bonds described above (the “Non-Tendered Bonds”), and hereby agrees that the delivery of this instrument to the Agency, the Disbursing Agent and the Borrower constitutes an irrevocable election to retain the Non-Tendered Bonds and not to sell the Non-Tendered Bonds to the Borrower or its designee on the Purchase Date; provided, however, that the undersigned acknowledges and agrees that if there is more than one Bondowner, then the Non-Tendered Bonds nonetheless shall be subject to purchase by the Borrower or its designee on the Purchase Date unless the Owners of more than fifty percent (50%) of the principal amount of the Outstanding Bonds elect not to tender their Bonds for purchase on the next Purchase Date. The undersigned further acknowledges and agrees that, subject to the foregoing provision and subject to all other rights of the undersigned contained in the Bonds, this election notice is irrevocable.

Except as otherwise indicated herein and unless the context otherwise requires, the terms used herein shall have the meanings set forth in the Mortgage, Loan and Security Agreement, dated as of December 1, 2010, providing for the issuance of the Bonds.

Date: _________________	Signature(s)

Street City State Zip

IMPORTANT: The above signature(s) must correspond with the name(s) as set forth on the face of the Non-Tendered Bond(s) with respect to which this Bondowner’s Non-Tender Election Notice is being delivered without any change whatsoever. If this notice is signed by a person other than the registered owner of any Non-Tendered Bond(s), the Non-Tendered Bond(s) must be either endorsed on the Assignment appearing on each Bond or accompanied by appropriate bond powers, in each case signed exactly as the name or names of the registered owner or owners appear on the bond register. The method of presenting this notice to the Agency, the Disbursing Agent and the Borrower is the choice of the person making such presentation. If it is made by mail, it should be by registered mail with return receipt requested.

[End of Series B Bond Form]

(c) Replacement of Bonds. Replacement Bonds shall be issued pursuant to applicable law as a result of the destruction, loss or mutilation of the Bonds. The costs of a replacement shall be paid or reimbursed by the applicant, who shall indemnify the Agency, the Disbursing Agent, and the Borrower against all liability and expense in connection therewith.

(d) Event of Taxability. The Agency and the Bondowner will afford the Borrower prompt notice of any inquiry or investigation by the Internal Revenue Service or the Massachusetts Department of Revenue or the receipt of a statutory notice of deficiency or any Opinion of Bond Counsel described in clause (ii) of Section 102(r), that are known to the Agency or the Bondowner, as applicable, and the opportunity, at the Borrower’s sole cost and expense, to contest:

(i) the validity of any amendment to the IRC or Massachusetts law (or any subsequent tax law) which causes the interest on the Bonds to be includable in the gross income of the Bondowner (including any former Bondowner) for federal or Massachusetts income tax purposes; or

(ii) any challenge to the validity of the tax exemption with respect to the interest on the Bonds, including the right to direct any contest of such challenge (including any administrative audit, administrative appeal and litigation). The right of the Borrower to exercise its rights under this Section 301(d) is subject to the Borrower’s provision of whatever security and indemnification the Agency or the Bondowner shall reasonably request.

The Borrower shall pay to the Agency and the Bondowner a supplemental payment to reimburse the Agency and the Bondowner for any interest, penalties or other charges assessed to them, if any, by reason of an Event of Taxability (including any interest penalties or other charges assessed to a Bondowner for failure to include interest on the Bonds in the Bondowner’s gross income prior to the date of an Event of Taxability) (hereinafter, “Unpaid Tax Penalties”). The Borrower shall make such payments of Unpaid Tax Penalties to the Agency and to any Person who presents written proof satisfactory to the Disbursing Agent that as of the Date of Taxability, such Person was a Bondowner. Any Unpaid Tax Penalties which are not paid upon an Event of Taxability shall continue as an obligation of the Borrower, and the payment of all Unpaid Tax Liabilities due and owing shall be required prior to the defeasance of this Agreement pursuant to Section 203.

Notwithstanding the foregoing or any provision of the Form of Bonds as set forth in Section 301(b) to the contrary, if following an Event of Taxability, it is subsequently determined that the interest payable on the Bonds is properly excluded from the gross income of the owners thereof for Federal or Massachusetts income tax purposes, as applicable, then the calculation of the interest rate, as set forth in the Form of Bonds in Section 301(b), shall be determined as if no Event of Taxability had occurred, provided that the interest rate shall be adjusted in order to compensate the Borrower for any increase imposed in the rate of interest on the Bonds from and after the original Date of Taxability. Such adjustment to the interest rate shall be made such that the Borrower shall be fully compensated in not longer than a twelve-month period.

(e) Bonds Are Not General Obligations. The Bonds do not now and shall never constitute a general obligation or debt or pledge of the faith and credit of the Agency, nor a debt or pledge of the faith and credit of the Commonwealth, and each covenant and undertaking by the Agency herein and in the Bonds to make payments is not a general obligation of the Agency or a debt or a pledge of the faith and credit of the Commonwealth, but is a limited obligation payable solely from the revenues and other funds provided under this Agreement and is a valid claim of the Bondowner only against such revenues and other funds. Nothing herein shall be construed as requiring the Agency to use any funds or revenues from any source other than the Revenues.

Section 302. Application of Bond Proceeds.

Upon the receipt of the proceeds of the Bonds, such proceeds shall be used to reimburse the Borrower for certain internal advances, to pay the cost of issuing the Bonds and the Agency’s administrative fee, and the balance shall be deposited in the Project Fund to be applied either directly or indirectly through reimbursement to the Borrower to pay Project Costs, subject to the requirements of Section 401 hereof.

Section 303. Debt Service Fund.

A Debt Service Fund is hereby established with the Disbursing Agent, and within such a Fund, a Series A Account and a Series B Account, and moneys shall be deposited therein as provided in this Agreement. The moneys in the Series A Account of the Debt Service Fund and any investments held as part of such account shall be held in trust and, except as otherwise provided, shall be applied solely to the payment of the principal, redemption premium, if any, and interest on the Series A Bonds. The moneys in the Series B Account shall be held in trust, and except as otherwise provided, shall be applied solely to the payment of the principal, redemption premium, if any, and interest on the Series B Bonds. The Disbursing Agent shall apply moneys in the applicable account within the Debt Service Fund to the payment of the respective series of Bonds on each date on which a payment is to be made. Notwithstanding the foregoing, upon prior agreement with the Disbursing Agent and the Bondowner, the Borrower may make payments of principal and interest due on the Bonds directly to the Bondowner, without deposit into the accounts within the Debt Service Fund, through direct debiting of its accounts by the Bondowner or otherwise, and in such event no Debt Service Fund shall be established with the Disbursing Agent, except to the extent necessary in accordance with Section 203.

Section 304. [Reserved.]

Section 305. [Reserved.]

Section 306. Rebate.

(a) Payments of Rebate. No later than thirty (30) days following each Rebate Calculation Date (or any earlier date that may be necessary to make a required payment to the United States under Subsection 306(c)), the Borrower shall compute and certify to the Agency and the Bondowner in reasonable detail the amount of the Excess (as defined in Subsection 306(b)), if any, as of each such Rebate Calculation Date.

(b) Excess. “Excess” means the sum of:

A. the aggregate amount earned on all Nonpurpose Investments (other than investments attributable to an excess described in this subparagraph) attributable to the Gross Proceeds of Bonds including those on deposit in the Project Fund (but not including those in the Debt Service Fund so long as the conditions described below continue to be met) over

B. the amount which would have been earned if such Nonpurpose Investments were invested at a rate equal to the yield (determined in accordance with the Rebate Provision) on the Bonds to which such Gross Proceeds are attributable, plus any income attributable to the Excess described in subparagraph (i) above.

The amount of any calculated Excess shall be reduced by any payments made to the United States pursuant to Subsection 306(c). The terms “Nonpurpose Investment” and “Gross Proceeds” shall have the meanings given in the Rebate Provision and shall be applied as provided therein. Earnings on amounts deposited in the Debt Service Fund shall be excluded from the calculation of any Excess if the gross earnings on such amounts for each Bond Year are less than $100,000 (or a pro rata portion of $100,000 in the case of a short Bond Year).

(c) Payment of Rebate to the United States.

(i) No later than forty-five (45) days following each Rebate Calculation Date (or any earlier date that may be required to comply with the Rebate Provision), the Borrower shall cause to be paid to the United States on behalf of the Agency the full amount of rebate then required to be paid under IRC Section 148(f) (the “Rebate Provision”) as certified by the Borrower in accordance with Paragraph 306(c)(ii). No later than forty-five (45) days after the Bonds have been paid in full, the Borrower shall cause to be paid to the United States on behalf of the Agency the full amount of rebate then required to be paid under the Rebate Provision as certified by the Borrower in accordance with Paragraph 306(c)(ii). Each such payment shall be made to the Internal Revenue Service Center, Ogden, Utah 84201 or any successor location specified by the Internal Revenue Service, accompanied by a Form 8038-T (or other similar information reporting form) prepared by the Borrower.

(ii) No later than fifteen (15) days prior to each date on which a payment could become due under Paragraph 306(c)(i) (a “Rebate Payment Date”), the Borrower shall deliver to the Agency and the Bondowner a certificate either summarizing the determination that no amount is required to be paid or specifying the amount then required to be paid pursuant to Paragraph 306(c)(i). If the certificate specifies an amount to be paid, such certificate shall be accompanied by (x) a completed Form 8038-T, which is to be signed by an officer of the Agency, (y) a certification stating that the Form 8038-T is accurate and complete, and (z) the amount required to be paid.

(d) Records. The Borrower shall keep such records as will enable it to fulfill its responsibilities under this section and the Rebate Provision.

(e) Interpretation of this Section. The purpose of this Section 306 is to satisfy the requirements of the Rebate Provision. Accordingly, this section shall be construed so as to meet such requirements. The Borrower covenants that all action taken under this section shall be taken in a manner that complies with the Rebate Provision and that it shall neither take any action nor omit to take any action that would cause the Bonds to be arbitrage bonds by reason of the failure to comply with the Rebate Provision.

(f) Prompt Expenditure of Proceeds: Rebate Alternative. The Borrower may exclude from its computation of an Excess required by Subsection 306(a) any Gross Proceeds that are not subject to rebate pursuant to IRC Section 148(f)(4)(B) or (C) or Treas. Reg. § 1.148-7.

(g) Compliance by the Borrower. To the extent any payment of rebatable arbitrage is not timely made to the United States, the Borrower shall pay to the United States on behalf of the Agency any interest, penalty, or other amount necessary to prevent the Bonds from becoming arbitrage bonds within the meaning of IRC Section 148. The Borrower covenants that to the extent necessary it shall obtain the advice and assistance of experts to aid it in complying with the Rebate Provision.

Section 307. [Reserved.]

Section 308. Application of Moneys.

If the moneys provided by the Borrower, including any available moneys in the applicable account within the Debt Service Fund, are not sufficient on any day to pay all principal, redemption price and interest on the applicable series of Bonds Outstanding then due or overdue, such moneys (other than any sum in the applicable account within the Debt Service Fund irrevocably set aside for the redemption of particular Bonds or required to purchase Bonds of such series under outstanding purchase contracts) shall be applied first to the payment of interest, including interest on overdue principal, in the order in which the same became due (pro rata with respect to interest which became due at the same time), and second to the payment of principal and redemption premiums, if any, without regard to the order in which the same became due (in proportion to the amounts due). For this purpose interest on overdue principal shall be treated as coming due on the first day of each month.

Section 309. Loan of Proceeds; Payments by the Borrower.

(a) The Agency shall loan the proceeds of the Bonds to the Borrower for the purposes of financing and refinancing Project Costs, in accordance with the provisions of this Agreement. The Borrower shall repay the loan of Bond proceeds at the times and in the amounts to enable the Agency to make the payments due on the Bonds as set forth in the Forms of Bonds in Section 301(b). The Borrower shall pay on or before each Payment Date, either directly to the Bondowner in accordance with the provisions of Section 303, or to the Disbursing Agent for deposit in the applicable account within the Debt Service Fund, a sum equal to all payments due on the Bonds of the applicable series on each such Payment Date, less amounts already on deposit in the applicable account within the Debt Service Fund, if any, and available, for that purpose. The Borrower shall pay a late charge for any payment of principal or interest not paid within five days following the date such payment is due equal to five percent (5.0%) of the amount of any such payment. All payment made by the Borrower under this Agreement shall be made in lawful money of the United States of America, in immediately available funds. For purposes of convenience only, and without limiting the Borrower’s obligations hereunder, a Schedule of Principal Payments for each series of Bonds is included as Exhibit D.

(b) The payments to be made under the foregoing subsection shall be appropriately adjusted to reflect any earnings on amounts in the Debt Service Fund, and any purchase or redemption of Bonds.

(c) At any time when any principal of a series of Bonds is overdue, the Borrower also shall have a continuing obligation to pay an amount equal to interest on the overdue principal, as set forth in the Forms of Bonds in Section 301(b). Redemption premiums shall not bear interest.

(d) Any payments by the Borrower to the Disbursing Agent for deposit in the applicable account within the Debt Service Fund under this Agreement shall discharge the obligation of the Borrower to the extent of such payments; provided, that if any moneys are invested in accordance with this Agreement and a loss results therefrom so that there are insufficient funds to pay principal and interest on the respective series of Bonds when due, the Borrower shall supply the deficiency.

(e) Within thirty (30) days after notice from the Agency, the Borrower shall pay to the Agency all expenditures (except general administrative expenses or overhead) reasonably incurred by the Agency by reason of this Agreement.

Section 310. Unconditional Obligation.

To the extent permitted by law, the obligation of the Borrower to make payments to the Agency and the Bondowner under this Agreement shall be absolute and unconditional, shall be binding and enforceable in all circumstances whatsoever, shall not be subject to setoff, recoupment or counterclaim, and shall be a general obligation of the Borrower to which the full faith and credit of the Borrower are pledged.

Section 311. Redemption of the Bonds.

(a) Special Redemption. If moneys are available to redeem Bonds pursuant to Section 401(h) or Section 406, such moneys (and earnings thereon) shall be used to redeem Bonds of the applicable series within sixty (60) days. The Bonds are subject to redemption pursuant to this subsection as a whole or in part on any Payment Date, at their principal amounts, without premium, plus accrued interest to the redemption date, in inverse order of principal installments due; provided that, if less than all of the Bonds of a series Outstanding shall be called for redemption, the Bonds to be so redeemed shall be selected by lot.

(b) Optional Redemption. The Bonds are redeemable prior to maturity at the written direction of the Borrower to the Agency and the Bondowner. Such redemption shall be in accordance with the terms of the applicable series of Bonds, as a whole or in part on any Payment Date, in inverse order of principal installments due, at redemption price set forth in the applicable Form of Bonds, plus accrued interest to the redemption date.

(c) Payment of Redemption Price and Accrued Interest. Whenever Bonds are called for redemption, the accrued interest thereon shall become due on the redemption date and shall be paid from the applicable account within the Debt Service Fund to the extent of any available moneys therein. To the extent not otherwise provided, the Borrower shall pay the redemption price of and accrued interest on the respective series of Bonds.

(d) Notice of Redemption. When Bonds of a series are to be redeemed, the Borrower shall give notice to the Agency and the Bondowner, which notice may be conditional and shall identify the Bonds to be redeemed and state the date fixed for redemption. The notice shall further state that on such date there shall become due and payable upon each Bond to be redeemed the redemption price thereof, together with interest accrued to the redemption date, and that upon payment of the same to the Bondowner on such date, from and after such date interest thereon shall cease to accrue. The Borrower shall mail or deliver the redemption notice not less than thirty (30) days prior to the date fixed for redemption.

Section 312. Investments.

(a) Pending their use under this Agreement, moneys in the Project Fund and the Debt Service Fund may be invested by the Disbursing Agent, at the direction of the Borrower, in Permitted Investments (as defined below) maturing or redeemable at the option of the holder at or before the time when such moneys are expected to be needed. Any investments pursuant to this subsection shall be held by the Disbursing Agent as a part of the applicable Fund and shall be sold or redeemed to the extent necessary to make payments or transfers or anticipated payments or transfers from such Fund, subject to the notice provisions of Section 9-611 of the UCC to the extent applicable. The Disbursing Agent shall not be liable for any loss occurring from any investment, sale or conversion to cash made in accordance with the provisions of this Agreement.

(b) Except as set forth below, any interest realized on investments in any Fund and any profit realized upon the sale or other disposition thereof shall be credited to the Fund with respect to which they were earned and any loss shall be charged thereto. Earnings (which for this purpose include net profit and are after deduction of net loss) on amounts deposited in the Debt Service Fund (and the respective accounts thereon) and the Project Fund shall be retained therein.

(c) The term “Permitted Investments” means (i) Government or Equivalent Obligations, (ii) “tax exempt bonds” as defined in IRC § 150(a)(6), other than “specified private activity bonds” as defined in IRC §57(a)(5)(C), rated at least AA or Aa2 by S&P and Moody’s, respectively, or the equivalent by any other nationally recognized rating agency, at the time of acquisition thereof or shares of a so-called money market or mutual fund that do not constitute “investment property” within the meaning of IRC §148(b)(2); provided either that the fund has all of its assets invested in obligations of such rating quality or, if such obligations are not so rated, that the fund has comparable creditworthiness through insurance or otherwise and which fund is rated AAm or AAm-G if rated by S&P, (iii) certificates of deposit of, banker’s acceptances drawn on and accepted by, and interest bearing deposit accounts of, a bank or trust company which has a capital and surplus of not less than $50,000,000, (iv) Repurchase Agreements (as defined below), (v) investment agreements with providers rated at least AA- or Aa3 by S&P and Moody’s, respectively, (vi) money market funds rated at least AAm or AAm-G by S&P, and (vii) any other investment acceptable to the Bondowner. The term “Repurchase Agreement” shall mean a written agreement under which a bank or trust company which has a capital and surplus of not less than $50,000,000, or a government bond dealer reporting to, trading with, and recognized as a primary dealer by the Federal Reserve Bank of New York, sells to, and agrees to repurchase from the Disbursing Agent, obligations issued or guaranteed by the United States; provided that the market value of such obligations is at the time of entering into the agreement at least one hundred and three percent (103%) of the repurchase price specified in the agreement and that such obligations are segregated from the unencumbered assets of such bank or trust company or government bond dealer; and provided further, that unless the agreement is with a bank or trust company, such agreement shall require the repurchase to occur on demand or on a date certain which is not later than one (1) year after such agreement is entered into and shall expressly authorize the Disbursing Agent to liquidate the purchased obligations in the event of the insolvency of the party required to repurchase such obligations or the commencement against such party of a case under the federal Bankruptcy Code or the appointment of, or taking possession by, a trustee or custodian in a case against such party under the Bankruptcy Code. Any such investments may be purchased from or through the Disbursing Agent.

A.           Notwithstanding the immediately preceding paragraph, Permitted Investments with respect to the Debt Service Fund shall not include the following:

1.           Government or Equivalent Obligations, certificates of deposit and bankers’ acceptances, in each case with yields lower than either (x) the yield available on comparable obligations then offered by the United States Treasury, or (y) the highest yield published or posted by the provider of the Permitted Investments to be currently available from the provider on reasonably comparable investments;

2.           Any demand deposit or similar account with a bank, trust company or broker, unless (x) the account is used for holding funds for a short period of time until such funds are reinvested or spent, and (y) substantially all the funds in the account are withdrawn for reinvestment or expenditure within fifteen (15) days of their deposit therein; or

3.           Repurchase Agreements, unless (x) at least three (3) bids are obtained on the proposed Repurchase Agreement from Persons other than those with an interest in the Bonds, (y) the highest yielding Repurchase Agreement for which a qualifying bid is received is purchased, (z) the provider of the Repurchase Agreement certifies that the yield on the Repurchase Agreement is not less than the yield then available from the provider on reasonably comparable repurchase agreements, if any, offered to Persons who are purchasing the agreement from a source other than proceeds of tax-exempt bonds, (xx) the terms of the Repurchase Agreement, including collateral requirements, are reasonable, and (yy) a written record of the yield offered by each bidder is maintained.

Notwithstanding the foregoing, any of the requirements of this paragraph A. shall not apply if the Borrower shall have received an Opinion of Bond Counsel regarding the waiver of such requirements. Permitted Investments shall not include any investment that would cause any of the Bonds to be federally guaranteed within the meaning of IRC §149(b).

(d) Any security interest required by Subsection 312(a) shall be perfected in such manner as may be provided by law. In the case of a Repurchase Agreement, if under applicable law, including the federal Bankruptcy Code, the agreement is recognized as transferring ownership in the underlying securities to the investing party with a right to liquidate the securities and apply the proceeds against the repurchase obligation, all free and clear of the claims of creditors and transferees of the other party, the interest of the investing party shall be regarded as the equivalent of a perfected security interest for the purposes of this subsection. In any case, however, if the underlying securities or the securities subject to the security interest are certificated securities (as opposed to uncertificated or book-entry securities), they shall be delivered to the Disbursing Agent, or to a depository satisfactory to the Disbursing Agent, either as agent for the Disbursing Agent or as bailee with appropriate instructions and acknowledgement, at the time of or prior to the investment, or, if the security interest is perfected without delivery, delivery shall be made within three (3) Business Days. Possession by the Disbursing Agent of the security for an obligation of the Disbursing Agent shall not be deemed to satisfy the requirements of this subsection unless there is an opinion of counsel satisfactory to the Agency to the effect that such possession satisfies the requirements of this subsection.

(e) The Disbursing Agent may hold undivided interests in Permitted Investments for more than one Fund (for which they are eligible) and may make interfund transfers in kind.

Section 313. Paying Agent.

The Disbursing Agent shall act as paying agent for the Bonds and as Bond registrar and transfer agent.

Section 314. Unclaimed Moneys.

Except as may otherwise be required by applicable law, in case any moneys deposited with the Disbursing Agent for the payment of the principal of, or interest or premium, if any, on any Bond remain unclaimed for three (3) years after such principal, interest or premium has become due and payable, the Disbursing Agent may, and upon receipt of a written request of the Borrower shall, pay over to the Borrower the amount so deposited in immediately available funds, without additional interest, and thereupon the Disbursing Agent and the Agency shall be released from any further liability with respect to the payment of principal, interest or premium, and the owner of such Bond shall be entitled (subject to any applicable statute of limitations) to look only to the Borrower as an unsecured creditor for the payment thereof.

Section 315. Tender of Bonds.

The Bonds shall be subject to mandatory tender on the Purchase Date, at the Purchase Price (as defined in the Form of Bonds in Section 301(b)), upon the terms and conditions described in the Form of Bonds, unless the Bondowner shall give the Borrower notice of its election not to tender the Bonds by delivery to the Borrower, with a copy to the Agency and the Disbursing Agent, of a written notice of non-tender substantially in the form of the Bondowner’s Non-Tender Election Notice set forth in the Form of Bonds in Section 301(b), not less than thirty (30) prior to the Purchase Date. Upon receipt of a copy of the Bondowner’s Non-Tender Election Notice, the Disbursing Agent shall give notice to any other Bondowners of the receipt of the Bondowner’s Non-Tender Election Notice and of the Purchase Date. If there is more than one Bondowner and the owners of more than fifty percent (50%) of the principal amount of Bonds then Outstanding elect to retain their Bonds, then each Bondowner shall be deemed to have agreed irrevocably to retain its Bonds and the Bonds shall not be subject to mandatory tender on the applicable Purchase Date. If Borrower does not receive at least thirty (30) days prior to a Purchase Date Bondowner’s Non-Tender Election Notices from Bondowners representing more than fifty percent (50%) of the principal amount of Bonds then Outstanding, then the Borrower shall be required to purchase all of the Bonds Outstanding on the applicable Purchase Date. The Bondowners shall cooperate with the Agency, the Borrower and the Disbursing Agent in the transfer of the Bonds to the purchaser designated by the Borrower or any other designee of the Borrower following any such mandatory tender. The Purchase Price of the Bonds shall be payable to the Bondowners on the Purchase Date or any subsequent Business Day upon delivery of the Bonds to the Agency, with a copy to the Borrower, as set forth in the Form of Bonds in Section 301(b).

ARTICLE 4
THE PROJECT AND THE MORTGAGED PROPERTY

Section 401. Project Fund.

(a) Establishment; Use of Proceeds. A Project Fund is hereby established with the Disbursing Agent. Bond proceeds deposited into the Project Fund shall be used to pay requisitions approved by the Bondowner pursuant to this Section 401. The moneys in the Project Fund and investments held as part of such fund shall be held in trust and, except as otherwise provided in this Agreement, shall be applied solely to pay Project Costs, either directly or through reimbursement to the Borrower. If there is an Event of Default with respect to any payments due on the Bonds, or to the Agency or the Disbursing Agent, the Disbursing Agent may use any amounts in the Project Fund without requisition to make up the deficiency, and the Borrower shall restore the funds so used.

(b) Disbursements. Disbursements from the Project Fund to pay Project Costs shall be made only upon receipt by the Disbursing Agent of written requisitions, in each instance signed by the Project Officer and (except for requisitions relating to the costs of issuing the Bonds) approved by the Bondowner, in accordance with the provisions of this Section. Requisitions shall be in substantially the form of Exhibit B. Disbursements for construction related Project Costs shall be subject to the terms and conditions set forth in Exhibit C. By the filing of each requisition, the Borrower hereby represents and covenants that each such requisition shall be:

(i) for Project Costs that have not been the basis of a prior or contemporaneous requisition or of a prior payment of an external loan or of a prior reimbursement of internal advances, and that to the extent it is for the reimbursement of Project Costs paid by the Borrower before the date of issuance of the Bonds, such reimbursement is consistent with the representations and warranties made by the Borrower in Subsection 1002(c);

(ii) for Project Costs related to work, services, material or equipment that is in accordance with all material and applicable building, zoning, land use, environmental protection, historical, sanitary and safety laws, rules and regulations, and material and applicable insurance requirements and the provisions of this Agreement; and that all permits, licenses and approvals required for the items covered by the requisition have been obtained; and

(iii)           accompanied by satisfactory evidence that the monies remaining undisbursed in the Project Fund (less the retainage described in Exhibit C hereof) are sufficient for the payment of all direct and indirect costs of completion of the Project (including closing costs and equipment purchases) in accordance with all of the terms and provisions hereof. If such satisfactory evidence is not furnished, it shall be a condition to the Bondowner’s approval of any Borrower requisition that the Borrower deposit into the Project Fund an amount which, together with the then undisbursed monies in the Project Fund (less the aforesaid retainage) will be sufficient to pay the aforesaid costs of completion of the Project (including the closing costs and equipment purchases). The Borrower agrees, forthwith upon demand by the Bondowner, to make all such deposits.

(c) Additional Documentation. In addition to the requirements set forth in Exhibit C, prior to approving a requisition, the Bondowner may require that the Borrower also provide:

(i) lien releases, waivers, partial waiver and subordination forms, or affidavits from any contractor, subcontractors and materialmen to which the requisition may apply;

(ii) a report of the title insurance company that provided the title insurance policy to the Bondowner for the Project at the time of issuance of the Bonds (the “Title Insurance Policy”), which confirms that there are no liens or other encumbrances on the Project (other than real estate taxes for the then current year, payment of which is not in default, this Agreement, the Assignment, and such other liens and encumbrances as appeared in the Title Insurance Policy or are otherwise permitted under this Agreement), and confirms that there are no notices of contract or other notices of intention to file liens on the Project that have not been released, subordinated or waived;

(iii) an affidavit of the Borrower to the effect that as of the date of the requisition, the Borrower knows of no event that will or could negatively affect completion of the Project, or the Borrower’s ability to make payments on the Bonds or any other payments required under this Agreement, or otherwise interfere with the operation of the Project for its intended purpose; and

(iv) evidence that the Borrower has obtained all necessary governmental and private approvals of the Plans (as defined in Exhibit C) and all necessary building permits from all governmental authorities having jurisdiction.

(d) Bondowner Approval. The Bondowner shall have no obligation to approve a requisition if:

(i) it determines that as of the date of such requisition and as a result of the construction of the Project, the lien of this Agreement with respect to the Mortgaged Property is subject to a mortgage, lien, encumbrance or claim that did not appear in the Title Insurance Policy and is not otherwise permitted in accordance with the provisions of this Agreement;

(ii) in the Bondowner’s sole determination, to do so would result in the payment of the requisition being made more than twenty-five (25) days after the last day of the period stated in an accurate, duly executed partial waiver and subordination of lien form in substantially the form provided by Massachusetts General Laws, Chapter 254, Section 32;

(iii) following the Bondowner’s request, the Borrower fails to record, or to cause to be recorded, a bond pursuant to Massachusetts General Laws, Chapter 254, Section 14, sufficient in form, substance and amount to dissolve any lien which may encumber the Project or the Mortgaged Property;

(iv) there shall have been filed or recorded documents claiming a lien pursuant to Massachusetts General Laws, Chapter 254, Section 4, which lien or claim of lien is not dissolved or waived prior to or contemporaneously with the payment of such requisition;

(v) the Borrower has not submitted a requisition in conformance with the provisions of this Article 4 and Exhibit C, or, if after funding of the requested advance, the Project Fund will be “out of balance” with respect to the remainder of the Project Costs; or

(vi) an Event of Default shall have occurred and be continuing hereunder.

(e) Construction Representative. The Bondowner may engage, in its sole discretion but at the cost and expense of the Borrower, a construction representative (the “Construction Representative”). As directed by the Bondowner, the Construction Representative shall review and approve the estimated construction costs for the Project and the Plans. In addition to its other responsibilities as set forth in Exhibit C, the Construction Representative may conduct periodic inspections of the Project and make periodic reports to the Bondowner with respect thereto, to ensure that all work performed on the Project has been performed in a good and workmanlike manner. The function of the Construction Representative shall be solely to assist the Bondowner, and neither the Bondowner, nor its agents or employees, shall be liable either directly or indirectly for any loss, claim or damage which may arise as a result of negligence, defective or inappropriate design, materials, workmanship or supervision. The Borrower hereby agrees to hold the Bondowner harmless and indemnified from any such loss, claim or damage.

(f) Final Requisition. At the time of submission of the final requisition for Project Costs relating to the Project, including all retainage of Project Costs, in addition to the requirements of Exhibit C, the Borrower shall provide to the Disbursing Agent and the Bondowner a Completion Certificate, in accordance with the provisions of Section 401(g).

(g) Completion Certificate. The Borrower shall provide the Disbursing Agent and the Bondowner with a Completion Certificate promptly upon completion or termination of the Project. The Completion Certificate shall be signed by the Project Officer and shall specify the date by which the Project has been completed (or terminated) and shall (i) (in the case of completion of the Project) (A) state that the Project has been substantially completed so as to permit efficient use in the operations of the Borrower, (B) be accompanied by the appropriate occupancy certificate, and (C) set forth any Project Costs remaining to be paid from the Project Fund or state that all Project Costs have been paid to the extent applicable; or (ii) (in the case of termination of the Project) (A) set forth the reasons why the Project is not and will not be completed by the Borrower, and (B) set forth any Project Costs incurred prior to termination, or as a result of termination, of the Project that are not yet paid from the Project Fund.

(h) Application of Funds in Project Fund at Project Completion. Except as otherwise provided in this Agreement, all moneys in the Project Fund (including moneys earned thereon by investment) remaining after the earliest to occur of (i) delivery of the Completion Certificate, or (ii) two (2) Business Days next preceding the third anniversary of the date of issue of the Bonds, shall be applied (A) to redeem Bonds in accordance with the provisions of Section 311(a), without premium, on the next Payment Date following notice to the Disbursing Agent and the Bondowner pursuant to Section 311(d), without further authorization from the Borrower or the Agency, so to exhaust such amount to the extent possible, or (B) applied to pay principal of or interest on the Bonds on the next applicable payment date for the Bonds, or (C) a combination of either of the foregoing; provided that, before any funds are applied pursuant to this paragraph, the Disbursing Agent and the Bondowner shall have been provided with an Opinion of Bond Counsel regarding the proposed application of such funds on deposit in the Project Fund. Notwithstanding the foregoing, any amounts previously or then certified to the Disbursing Agent by the Project Officer as required for payment of Project Costs not yet due shall be retained in the Project Fund for payment of such costs as they become due. Any retained funds remaining after full payment of all such Project Costs shall be likewise applied as described above.

If the Bonds shall have been accelerated pursuant to Section 602(a), any balance remaining in the Project Fund shall, without further authorization, be applied as provided in Section 604.

Section 402. Borrower’s Obligations to Undertake and Complete Project.

(a) Proceeds of the Bonds on deposit in the Project Fund shall be used to pay Project Costs; provided, however, if the moneys in the Project Fund are not sufficient to pay in full all Project Costs, the Borrower agrees, in order to fulfill the purposes of the Act, to pay any such excess Project Costs from its own funds. The Agency makes no warranty, express or implied, that moneys paid into the Project Fund or otherwise available to complete the Project will be sufficient to pay all Project Costs.

(b) The Borrower shall cause the Project to be completed diligently and continuously and with all reasonable dispatch in accordance with applicable laws, rules, regulations and requirements of all governmental authorities having jurisdiction with respect to the Project. The materials and workmanship shall be of high quality, and no materials, fixtures or equipment intended to become part of the Project shall be purchased by the Borrower subject to any lien, encumbrance or claim. The Borrower represents that contracts for carrying out the Project and acquisitions in connection therewith have been and shall be made by the Borrower in its own name.

(c) The Borrower may terminate the Project upon written notice to the Agency and the Bondowner, in which event upon receipt of a Completion Certificate as set forth in Section 401(g), all unspent moneys shall be applied pursuant to Subsection 401(h).

Section 403. Use of Project and Mortgaged Property.

(a) Compliance with Law. In the maintenance, improvement and operation of the Project and the Mortgaged Property, the Borrower covenants that it has complied and will comply with any provisions of the Act applicable to the Borrower, and all applicable building, zoning, land use, environmental protection, labor and employment, sanitary and safety laws, rules and regulations, and all applicable insurance requirements, and will not permit a nuisance thereon; but it shall not be a breach of this subsection if the Borrower fails to comply with such laws, rules, regulations and requirements (other than Chapter 21E of the Massachusetts General Laws, as amended) during any period in which the Borrower is diligently and in good faith contesting the validity thereof, provided that the security created or intended to be created hereby is not, in the opinion of the Bondowner, unreasonably jeopardized thereby. The Borrower shall not suffer or permit a lien arising pursuant to Chapter 21E of the Massachusetts General Laws, as amended, to be created of record with respect to the Mortgaged Property or the rights to the proceeds thereof.

(b) Payment of Lawful Charges. The Borrower shall make timely payment of all taxes and assessments and other municipal or governmental charges and all claims and demands for work, labor, services, materials or other objects which, if unpaid, might by law become a lien on the Mortgaged Property or any part thereof; but it shall not be a breach of this subsection if the Borrower fails to pay any such item during any period in which the Borrower is diligently and in good faith contesting the validity thereof, provided that the laws applicable to contesting its validity do not require payment thereof and proceedings for a refund, that the security created or intended to be created hereby is not, in the opinion of the Bondowner, unreasonably jeopardized thereby, and that the Borrower has posted a bond in the amount of the disputed sum, if so required by applicable law.

(c) Permitted Purposes. The Borrower agrees that the Project shall be used only for the purposes described in the Act. The Borrower acknowledges that it is fully familiar with the physical condition of the Project and that it is not relying on any representation of any kind by the Agency or the Bondowner concerning the nature or condition thereof. Neither the Agency nor the Bondowner shall be liable to the Borrower or any other Person for any latent or patent defect in the Project.

Section 404. Repair and Current Expenses.

(a) The Borrower agrees that it will maintain and repair the Mortgaged Property and keep the same in good and serviceable condition and in at least as good condition and repair (reasonable wear and tear and casualty loss excepted) as it was on the date the same was placed in service. In the event of damage to or destruction of all or any part of the Mortgaged Property from any casualty, unless the Borrower exercises its right under Subsection 406(e), the Borrower shall repair, replace, restore or reconstruct the Project to the extent necessary to restore substantially its value and in a manner suitable for its continued use for the purpose for which it was provided; and this obligation shall not be limited by the amount of available insurance proceeds.

(b) The Borrower shall pay all costs of maintaining and operating the Project and the Mortgaged Property.

Section 405. Insurance.

(a) Coverage. The Borrower (i) shall keep its plant, equipment, furnishings and fixtures (including the Mortgaged Property) insured on a full replacement costs basis against fire, lightning and extended coverage perils and against such other risks as are customarily insured against by similar borrowers in the area in an amount equal to the greater of (A) 100% of the insurable value thereof (including replacement cost endorsements) exclusive of excavations and foundations, or (B) in the case of blanket policies, an amount equal to the greater of (i) or the principal amount of the Outstanding Bonds, but in any case not less than the amount necessary to avoid coinsurance; (ii) shall, to the extent required by law, carry workers’ compensation insurance, disability insurance and other insurance covering injury, sickness, disability or death of employees; and (iii) shall maintain insurance against liability of the Borrower imposed by law or assumed by contract for injuries to persons, and for death of persons from such injuries with limits reasonably acceptable to the Bondowner.

(b) Policies. All insurance policies carried under clause (i) of Subsection 405(a) shall be made payable to the Bondowner as its interests may appear and otherwise to the Borrower, and shall name the Bondowner as additional insured (as to liabilities coverages), and as mortgagee and loss payee (as to property coverages). All insurance carried under this section shall be with responsible and reputable companies authorized to transact business in the Commonwealth, and shall be reasonably acceptable to the Bondowner. All policies of insurance shall contain a provision that prior to cancellation of such insurance, the carrier will give at least thirty (30) days written notice of the proposed cancellation to the Bondowner. When any insurance is to expire other than by cancellation, the duplicate or certificate of the new policy shall be furnished to the Bondowner at least thirty (30) days before such expiration date.

(c) Evidence of Coverage. The policies shall be open to inspection by the Bondowner at all reasonable times. Certificates of insurance describing the policies (or, in the case of flood insurance, satisfactory evidence of its taking effect at or prior to the delivery of the Bonds) shall be furnished by the Borrower to the Initial Purchaser at or prior to the delivery of the Bonds, and a complete list describing the policies and certificates in effect as of each January 1 shall be furnished by the Borrower to the Bondowner annually, no later than thirty (30) days following such date, together with a certificate of an Authorized Officer of the Borrower certifying that such insurance meets all the requirements of this section. In making this certificate, such Authorized Officer may rely upon certificates of insurance. If any change is made in the insurance as to either the deductible amount or type of coverage, a description and notice of the change shall be immediately furnished to the Bondowner by the Borrower.

Section 406. Damage to or Destruction or Taking of the Mortgaged Property.

(a) Recovery of Insurance Proceeds. In the event of damage to or destruction of all or any part of the Mortgaged Property, the parties shall cooperate in order to recover any applicable proceeds of insurance required under Subsection 405(a), with the Borrower to have primary responsibility to recover the proceeds. Such proceeds shall be paid to the Disbursing Agent. From such proceeds the Disbursing Agent shall provide for the payment or reimbursement of reasonable expenses of obtaining the recovery. The Disbursing Agent shall then give notice to the Borrower of such expenses and of the amount of the remaining proceeds (the “Net Proceeds”).

(b) Payment to Borrower. Subject to the provisions of paragraph (e) below, the Disbursing Agent shall pay to the Borrower the Net Proceeds, or so much thereof as may be needed for the repair, replacement, restoration or reconstruction, at one time or from time to time as directed by the Bondowner, as such funds are required by the Borrower, upon notification by the Borrower as to the amount needed and upon the approval of the Bondowner. Until so paid to the Borrower or transferred under Subsection 406(c), such funds may be invested by the Disbursing Agent as provided in Section 312.

(c) Balance of Net Proceeds. If no repair, replacement, restoration or reconstruction is necessary, or when no further funds are needed for such purposes, the Borrower shall so notify the Disbursing Agent and the Bondowner. Any remaining Net Proceeds shall be applied to the redemption of Bonds pursuant to Section 311(a).

(d) Eminent Domain. In the event of a taking of all or any part of the Mortgaged Property by eminent domain, the parties shall cooperate as in Subsection 406(a) in order to recover any applicable proceeds. Such proceeds shall be paid to the Disbursing Agent. The Disbursing Agent shall make appropriate deductions from such proceeds as in the case of insurance proceeds and give notice to the Borrower of such deductions and of the amount of the Net Proceeds. The Net Proceeds shall be dealt with as in Subsection 406(c), unless the Bondowner directs the Borrower or the Borrower elects to defease this Agreement or redeem Bonds pursuant to Subsection 406(e) with that portion of the Net Proceeds allocable to the Bonds, or in the case of a partial taking, unless the Borrower, within thirty (30) days after such notification, gives notice to the Disbursing Agent and the Bondowner of its election to repair, replace, restore, or reconstruct the remaining property, subject to the provisions of Subsection 406(e). In the event of such an election to repair, replace, restore or reconstruct, the foregoing provisions as to insurance proceeds shall apply, and the Borrower shall be obligated to repair, replace, restore or reconstruct the remaining property to the extent necessary to restore the operational utility lost by the taking, and this obligation shall not be limited by the amount of Net Proceeds available.

(e) Election to Obtain Discharge or Redeem Bonds. With respect to any one casualty or series of related casualties, whenever the Net Proceeds of insurance or condemnation awards resulting from damage to or destruction or a taking of all or a portion of the Mortgaged Property exceed twenty-five percent (25%) of the then full insurable value of the Mortgaged Property, as determined by a consultant acceptable to the Bondowner, the Bondowner may direct the Borrower or the Borrower may elect to use such Net Proceeds (or a portion thereof exceeding twenty-five percent (25%) of such insurable value not used or to be used for partial repair, replacement, restoration or reconstruction) to redeem Bonds pursuant to the special redemption provisions of Subsection 311(a). Without limiting the foregoing, if an Event of Default has occurred that has not been waived, the Bondowner may direct the Borrower to apply all insurance or condemnation proceeds to redeem Bonds. In addition, the Borrower may be relieved of its obligation to repair, replace, restore or reconstruct at any time, by taking all action necessary to discharge the lien of this Agreement under Section 203. In order to so redeem Bonds, the Borrower shall give notice of the redemption of Bonds pursuant to Subsections 311(a) and (d). In order to discharge the lien of this Agreement as described in this subsection, the Borrower may direct the Disbursing Agent to deposit into the Debt Service Fund all Net Proceeds then held by the Disbursing Agent under this section.

Section 407. Additions and Alterations.

The Borrower may erect additional buildings on the premises described in the attached Exhibit A and may alter, remodel or improve the Mortgaged Property, provided that such alteration or remodeling shall not damage the basic structure thereof or materially decrease its value. Such new buildings, improvements, alterations or remodeling shall be deemed a part of the Mortgaged Property and shall be subject to the lien hereof, but the cost thereof shall be paid by the Borrower. The Borrower shall not take or permit any action which would cause the Mortgaged Property or a sale thereof under Subsection 602(c) to violate zoning or other land use regulations.

Section 408. Right of Access to the Mortgaged Property.

The Agency and the Bondowner and their respective duly authorized agents shall have the right at all reasonable times to enter upon the Mortgaged Property for the purpose of inspection or to carry out their powers hereunder and under the other Bond Documents. The Agency or the Bondowner may enter at any time and from time to time during normal business hours pursuant to this section except that, in case of emergency as determined by the Agency or the Bondowner, as the case may be, the Agency or the Bondowner may enter at any time.

ARTICLE 5
[RESERVED]

ARTICLE 6
DEFAULT AND REMEDIES.

Section 601. Default by the Borrower.

(a) Events of Default; Default. “Event of Default” in this Agreement means any one of the events set forth below and “default” means any Event of Default without regard to any lapse of time or notice.

(i) Debt Service. Any principal or premium, if any, of or interest on any Bond shall not be paid when the same becomes due and payable, whether at maturity, by acceleration, upon redemption or otherwise, or the Borrower shall fail to make any payment required of it under Subsections 309(a) or (c), or 311(c), when the same becomes due and payable.

(ii) Other Obligations. The Borrower shall fail (A) to make any other required payment required hereunder within ten (10) days after the same is due and payable, or (B) to perform its obligations under Section 405(a), or (C) to perform any of its other agreements, covenants or obligations under this Agreement, and such failure is not remedied within thirty (30) days after written notice thereof is given by the Bondowner to the Borrower; provided, however, Borrower shall be permitted such additional time as may be reasonable and necessary to cure such failure, if such failure cannot be cured within the aforesaid 30-day period, so long as Borrower promptly commences and diligently pursues such cure to completion.

(iii) Warranties. There shall be a material breach of warranty or representation made herein by the Borrower as of the date it was intended to be effective.

(iv) Voluntary Bankruptcy. The Borrower shall commence a voluntary case under the federal bankruptcy laws, or shall become insolvent or unable to pay its debts as they become due, or shall make an assignment for the benefit of creditors, or shall apply for, consent to or acquiesce in the appointment of, or taking possession by, a trustee, receiver, custodian or similar official or agent for itself or any substantial part of its property.

(v) Appointment of Receiver. A trustee, receiver, custodian or similar official or agent shall be appointed for the Borrower or for any substantial part of its property and such trustee or receiver shall not be discharged within sixty (60) days.

(vi) Involuntary Bankruptcy. The Borrower shall have an order or decree for relief in an involuntary case under the federal bankruptcy laws entered against it, or a petition seeking reorganization, readjustment, arrangement, composition, or other similar relief as to it under the federal bankruptcy laws or any similar law for the relief of debtors shall be brought against it and shall be consented to by it or shall remain undismissed for sixty (60) days.

(vii) Breach of Other Agreements. If (A) an Event of Default shall occur under the Bond Purchase Agreement, or (B) a default shall occur under any other Bond Document, or (C) a breach shall occur (and continue beyond any applicable grace period) with respect to the payment by the Borrower or the Guarantor (1) of other indebtedness to the Disbursing Agent or the Bondowner, or (2) with respect to other indebtedness in excess of $___________, or with respect to the performance of any agreement securing such indebtedness or pursuant to which the same was issued or incurred, or an event shall occur with respect to provisions of any such agreement relating to matters of the character referred to in this section, so that a holder or holders of such indebtedness or a trustee or trustees under any such agreement accelerates or is empowered to accelerate any such indebtedness. The Borrower shall notify the Bondowner of any such breach or event immediately upon the Borrower’s becoming aware of its occurrence and shall from time to time furnish such information as the Bondowner may reasonably request for the purpose of determining whether a breach or event described in this clause (vii) has occurred.

Section 602. Remedies for Events of Default.

If an Event of Default occurs and is continuing:

(a) Acceleration. The Bondowner may, by written notice to the Borrower and the Agency, declare immediately due and payable the principal amount of the Outstanding Bonds and the payments to be made by the Borrower therefor, and accrued interest on the foregoing, whereupon the same shall become immediately due and payable without any further action or notice.

(b) Entry. The Bondowner may at any time enter the Mortgaged Property without being liable for any prosecution or damages therefor, may take complete and peaceful possession of the Mortgaged Property, in whole or in part, with or without process of law, and may dispossess the Borrower therefrom, and the Borrower covenants that in any such event it will peacefully and quietly yield up and surrender the Mortgaged Property. The Bondowner may operate and manage the property either directly or through its agents, receivers or other similar officials; exercise all of the powers and privileges and remedies of the Borrower with respect hereto, either in the name of the Borrower or otherwise; receive all rents, profits, revenues and other income of the Mortgaged Property; and make such repairs or alterations in or to the Mortgaged Property as it may deem necessary to place and maintain the same in good order and condition. Notwithstanding entry by the Bondowner, the Borrower agrees that any utility services, including heat, furnished by the Borrower to the Mortgaged Property prior to such entry shall continue to be furnished by the Borrower to the Mortgaged Property at the expense of the Borrower. Before making such entry, the Bondowner shall give such notice to the Borrower as may be required by applicable law, if any. Entry under this subsection shall not operate to release the Borrower from any sums to be paid or other obligations under this Agreement or the other Bond Documents. Any such entry shall not cause the Bondowner to become a so-called mortgagee in possession unless the Bondowner declares itself so to be.

(c) STATUTORY POWER OF SALE. The Bondowner, with or without an entry under the foregoing subsection, at any time may sell the Mortgaged Property or any part or parts of the same, either as a whole or in parts or parcels, together with any improvements thereon, by public auction on or near the premises described in the attached Exhibit A in accordance with the statutes of the Commonwealth relating to the foreclosure of a mortgage by the exercise of a power of sale, and may convey the same by proper deed or deeds or bill or bills of sale to the purchaser or purchasers absolutely and in fee simple; and such sale shall forever bar the Borrower and all Persons claiming under it from all right and interest in the Mortgaged Property, whether at law or in equity. The Borrower covenants that it will, upon request, execute, acknowledge and deliver to the purchaser or purchasers a deed or deeds of release confirming such sale, and the Bondowner is hereby irrevocably appointed the Borrower’s attorney to execute and deliver a full transfer of all policies of insurance on the Mortgaged Property at the time of such sale, with credit to the Borrower for any unearned premiums paid by the Borrower. The Borrower, the Agency, the Disbursing Agent or the Bondowner may become the purchaser at any such sale.

(d) Rights as a Secured Party. The Bondowner may exercise all of the rights and remedies of a secured party under the UCC with respect to that portion of the Mortgaged Property pledged hereunder which is or may be treated as collateral under the UCC. The Bondowner may deal with such property as collateral under the UCC or as provided in Subsection 602(c) or in part the one and in part the other. Notice of any public sale of such collateral under the UCC shall be given in the same manner as required by Subsection 602(c). Notice sent by registered or certified mail, postage prepaid, or delivered during business hours to the Borrower, at least seven (7) days before an event under UCC Section 9-610 or any successor provision of law, shall constitute reasonable notification of such event. To the extent permitted by law, the Bondowner may treat all or any portion or portions of the Mortgaged Property as personal property and may remove the same for the purposes of exercising its rights and remedies hereunder. The Bondowner may exercise all of the rights and remedies of a secured party under the UCC with respect to securities in the Project Fund and the Debt Service Fund, including the right to retain such securities and apply the same against the obligations of the Borrower hereunder.

(e) Receiver. The Bondowner may have a receiver appointed to take possession of any collateral pledged as security hereunder, issues, and profits therefrom, and apply the same as the court appointing same may direct, and the Bondowner shall be entitled to the appointment of such a receiver as a matter of right, without consideration of the value of such collateral as security for the amounts due hereunder, or the availability of other collateral, or the solvency of any Person liable for the payment of such amounts. Such receiver may also take possession of, and for these purposes use, any and all collateral. The expense (including receiver’s fees, counsel fees, costs, and agents compensation) incurred pursuant to the powers herein contained shall be secured hereby.

(f) Power of Attorney. The Borrower hereby appoints and constitutes the Bondowner as the Borrower’s lawful attorney in fact with full power of substitution to perform any action that the Borrower is required to perform hereunder, including, without limitation, the execution, acknowledgment and delivery of any notice or document on behalf of the Borrower.

Section 603. Court Proceedings.

The Bondowner may enforce the provisions of this Agreement by legal proceedings for the specific performance of any covenant, obligation or agreement contained herein, whether or not an Event of Default exists, or for the enforcement of any other appropriate legal or equitable remedy, and may recover damages caused by any breach by the Agency or the Borrower of the provisions of this Agreement, including court costs, reasonable attorneys’ fees and other costs and expenses incurred in enforcing the obligations of the Agency or the Borrower hereunder.

Section 604. Revenues after Default.

The proceeds from operation or sale under Subsections 602(c) (including any proceeds of insurance or eminent domain) and 602(d) of all or any part of the Mortgaged Property shall be held by the Bondowner. After payment or reimbursement of the reasonable expenses of the Bondowner and the Agency in connection therewith (including without limitation the expenses of insurance, ordinary or extraordinary repairs or alterations deemed advisable by the Bondowner, and taxes or other charges on the Mortgaged Property which the Bondowner may deem it advisable to pay, and reserves for the foregoing to the extent deemed necessary by the Bondowner), the same, together with any other funds held under this Agreement, shall be applied, first to the remaining obligations of the Borrower hereunder and under the other Bond Documents (other than obligations to make payments to the Agency for its own use) in such order as may be determined by the Bondowner in its sole discretion, and second, to any unpaid sums due the Agency for its own use. Any surplus thereof shall be paid to the Borrower so long as the Bonds have been paid in full.

Section 605. Bondowner May Perform Obligations.

If the Borrower fails to observe or perform any covenant, condition, agreement or provision contained in this Agreement with respect to the Mortgaged Property (including, without limitation, the insurance, maintenance or repair of the Mortgaged Property and the payment of taxes or other governmental charges thereon), whether or not there is an Event of Default hereunder, the Bondowner may perform such covenant, condition, agreement or provision in its own name or in the Borrower’s name, and is hereby irrevocably appointed the Borrower’s attorney-in-fact for such purpose. The Bondowner shall give at least ten (10) days’ notice to the Borrower before taking action under this section, except that following an Event of Default or in the case of emergency as reasonably determined by the Bondowner, the Bondowner may act on lesser notice or give the notice promptly after, rather than before, taking the action. The reasonable cost of any such action by the Bondowner shall be paid or reimbursed by the Borrower.

Section 606. Remedies Cumulative.

The rights and remedies under this Agreement shall be cumulative and shall not exclude any other rights and remedies allowed by law. The failure to insist upon a strict performance of any of the obligations of the Borrower or of the Agency or to exercise any remedy for any violation thereof shall not be taken as a waiver for the future of the right to insist upon strict performance or of the right to exercise any remedy for the violation or any other violation.

ARTICLE 7
THE DISBURSING AGENT.

Section 701. Corporate Organization, Authorization and Capacity.

The Disbursing Agent represents and warrants that it is a Federal savings bank duly organized and validly existing under the laws of the United States of America, with the capacity to exercise the powers and duties of the Disbursing Agent hereunder, and that by proper corporate action it has duly authorized the execution and delivery of this Agreement.

Section 702. Rights and Duties of the Disbursing Agent.

(a) Moneys to be Held in Trust. All moneys received by the Disbursing Agent under this Agreement (other than amounts received for its own use) shall be held by the Disbursing Agent in trust and applied subject to the provisions of this Agreement.

(b) Accounts. The Disbursing Agent shall keep proper accounts of its transactions hereunder (separate from its other accounts), which shall be open to inspection by the Agency, the Borrower and the Bondowner and their representatives duly authorized in writing upon reasonable prior written notice to the Disbursing Agent.

(c) Responsibility. The Disbursing Agent shall be entitled to the advice of counsel (who may be counsel for any party) and shall not be liable for any action taken in good faith in reliance on such advice. The Disbursing Agent may rely conclusively on any notice, certificate or other document furnished to it under this Agreement and reasonably believed by it to be genuine. The Disbursing Agent shall not be liable for any action taken or omitted to be taken by it in good faith and reasonably believed by it to be within the discretion or power conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed under this Agreement or omitted to be taken by it by reason of the lack of direction or instruction required for such action, or be responsible for the consequences of any error of judgment reasonably made by it. When any action by the Disbursing Agent is called for by this Agreement, the Disbursing Agent may defer such action pending receipt of such evidence, if any, as it may reasonably require in support thereof. A permissive right or power to act shall not be construed as a requirement to act. The Disbursing Agent shall in no event be liable for the application or misapplication of funds, or for other acts or defaults, by any Person except by its own directors, officers, agents and employees. No recourse shall be had by the Borrower, the Agency or any Bondowner for any claim based on this Agreement, the Bonds, or any agreement securing the same against any director, officer, agent or employee of the Disbursing Agent unless such claim is based upon the bad faith, fraud or deceit of such Person.

(d) Ownership of Bonds. The Disbursing Agent may be or become the owner of or trade in Bonds with the same rights as if it were not the Disbursing Agent.

(e) Surety Bond. The Disbursing Agent shall not be required to furnish any bond or surety.

(f) Financial Obligations. Nothing contained in this Agreement shall in any way obligate the Disbursing Agent to pay any debt or meet any financial obligations to any Person in relation to the Mortgaged Property except from moneys received under the provisions of this Agreement or from the exercise of the Disbursing Agent’s rights hereunder, other than the moneys received for its own purposes in its capacity as Disbursing Agent.

Section 703. Expenses of the Disbursing Agent.

The Borrower shall pay or reimburse the Disbursing Agent for its reasonable expenses and disbursements, including attorneys’ fees, hereunder. Any expenses, reimbursements or other charges which the Disbursing Agent may be entitled to receive from the Borrower hereunder, if not paid when due, shall bear interest at the Default Rate.

Section 704. Resignation or Removal of the Disbursing Agent.

The Disbursing Agent may resign on not less than thirty (30) days’ notice given in writing to the Agency, the Bondowner and the Borrower, but such resignation shall not take effect until a successor has been appointed. The Disbursing Agent will promptly certify to the Agency that it has mailed such notice to the Bondowner and such certificate will be conclusive evidence that such notice was given in the manner required hereby. The Disbursing Agent may be removed (i) by written notice from the Bondowner to the Disbursing Agent, the Agency and the Borrower; (ii) for cause by the Borrower with the approval of the Agency so long as no Event of Default has occurred that has not been waived; or (iii) for cause by the Agency.

Section 705. Successor Disbursing Agent.

Any corporation or association which succeeds to the business of the Disbursing Agent as a whole or substantially as a whole, whether by sale, merger, consolidation or otherwise, shall thereby become vested with all the property, rights and powers of the Disbursing Agent under this Agreement, without any further act or conveyance.

In case the Disbursing Agent resigns or is removed or becomes incapable of acting, or becomes bankrupt or insolvent, or if a receiver, liquidator or conservator of the Disbursing Agent or of its property is appointed, or if a public officer takes charge or control of the Disbursing Agent, or of its property or affairs, a successor shall be appointed by written notice from the Bondowner to the Agency and to the Borrower. Any such successor Disbursing Agent shall notify the Agency and the Borrower of its acceptance of the appointment and, upon giving such notice, shall become Disbursing Agent, vested with all the property, rights and powers of the Disbursing Agent hereunder, without any further act or conveyance. Such successor Disbursing Agent shall execute, deliver, record and file such instruments as are required to confirm or perfect its succession hereunder and any predecessor Disbursing Agent shall from time to time execute, deliver, record and file such instruments as the incumbent Disbursing Agent may reasonably require to confirm or perfect any succession hereunder.

ARTICLE 8
THE AGENCY

Section 801. Corporate Organization, Authorization and Power.

The Agency represents and warrants as follows:

(a) It is a body politic and corporate and a public instrumentality of the Commonwealth, established under Chapter 23G of the Massachusetts General Laws, with the power under and pursuant to the Act to execute and deliver this Agreement and to perform its obligations hereunder, and to issue and sell the Bonds pursuant to this Agreement.

(b) It has taken all necessary action and has complied with all provisions of the Constitution of the Commonwealth and the Act, required to make this Agreement and the Bonds the valid obligations of the Agency which they purport to be; and, when executed and delivered by the parties hereto, this Agreement will constitute a valid and binding agreement of the Agency enforceable in accordance with its terms, except as enforceability may be subject to the exercise of judicial discretion in accordance with general equitable principles and to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws for the relief of debtors heretofore or hereafter enacted to the extent that the same may be constitutionally applied.

(c) When delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement and the Bond Purchase Agreement, the Bonds will constitute valid and binding special obligations of the Agency enforceable in accordance with their terms, except as enforceability may be subject to the exercise of judicial discretion in accordance with general equitable principles and to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws for the relief of debtors heretofore or hereafter enacted to the extent that the same may be constitutionally applied, and will be entitled to the benefits of this Agreement.

(d) The Agency makes no other representation or warranty, either express or implied, of any nature or kind, including, without limitation, a representation or warranty that interest on the Bonds is or will continue to be exempt from federal or state income taxation.

Section 802. Covenants as to Payment; Faith and Credit of Commonwealth Not Pledged.

The Agency covenants that it will promptly pay or cause to be paid the principal of, premium, if any, interest and other charges, if any, on all Bonds at the place, on the dates and in the manner provided herein and in the Bonds, provided, however, that the Bonds do not now and shall never constitute a general obligation of the Agency or a debt or pledge of the faith and credit of the Commonwealth, and all covenants and undertakings by the Agency hereunder and under the Bonds to make payments are special obligations of the Agency payable solely from the revenues and funds pledged hereunder. The Agency agrees that the Bondowner may enforce all rights of the Agency (except those rights not assigned under this Agreement) and all obligations of the Borrower hereunder, whether or not the Agency is in default hereunder.

Section 803. Rights and Duties of the Agency.

(a)           Remedies of the Agency. Notwithstanding any contrary provision in this Agreement, the Agency shall have the right to take any action not prohibited by law or make any decision not prohibited by law with respect to proceedings for indemnity against the liability of the Agency and its officers, directors, employees and agents and for collection or reimbursement of moneys due to it under this Agreement for its own account. The Agency may enforce its rights under this Agreement which have not been assigned to the Bondowner by legal proceedings for the specific performance of any obligation contained herein or for the enforcement of any other legal or equitable remedy, and may recover damages caused by any breach by the Borrower of its obligations to the Agency under this Agreement, including court costs, reasonable attorney’s fees and other costs and expenses incurred in enforcing such obligations.

(b)           Limitations on Actions. Without limiting the generality of Subsection 803(c), the Agency shall not be required to monitor the financial condition of the Borrower and shall not have any responsibility or other obligation with respect to reports, notices, certificates or other documents filed with it hereunder.

(c)           Responsibility. The Agency and its officers, directors, employees and agents shall be entitled to the advice of counsel (who may be counsel for any party) and shall not be liable for any action taken or omitted to be taken in good faith in reliance on such advice. They may rely conclusively on any communication or other document furnished to it under this Agreement and reasonably believed by it to be genuine. No such Person shall be liable for any action (i) taken in good faith and reasonably believed to be within the discretion or powers conferred upon such Person, or (ii) in good faith omitted to be taken because such Person reasonably believed such action to be beyond the discretion or powers conferred upon such Person, or (iii) taken pursuant to any direction or instruction by which such Person is governed under this Agreement, or (iv) omitted to be taken by reason of the lack of direction or instruction required for such action, nor shall such Person be responsible for the consequences of any error of judgment reasonably made by such Person. The Agency shall in no event be liable for the application or misapplication of funds, or for other acts or defaults by any Person except its own directors, officers and employees. When any consent or other action by the Agency is called for by this Agreement, the Agency may defer such action pending such investigation or inquiry or receipt of such evidence, if any, as it may require in support thereof. It shall not be required to take any remedial action (other than the giving of notice) unless reasonable indemnity is provided for any expense or liability to be incurred thereby. It shall be entitled to reimbursement for expenses reasonably incurred or advances reasonably made, with interest at the “prime rate” of the Bank, as announced from time to time (or, if none, the nearest equivalent), in the exercise of its rights or the performance of its obligations hereunder, to the extent that it acts without previously obtaining indemnity. No permissive right or power to act shall be construed as a requirement to act; and no delay in the exercise of any such right or power shall affect the subsequent exercise of that right or power. The Agency shall not be required to take notice of any breach or default by the Borrower under this Agreement except when given notice thereof by the Bondowner. No recourse shall be had by the Borrower or the Bondowner for any claim based on this Agreement, the Bonds or any agreement securing the same against any director, officer, agent or employee of the Agency alleging personal liability on the part of such Person unless such claim is based upon the willful dishonesty of or intentional violation of law by such Person. No covenant, stipulation, obligation or agreement of the Agency contained in this Agreement shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future director, officer, employee or agent of the Agency in his or her individual capacity, and no Person executing a Bond shall be liable personally thereon or be subject to any personal liability or accountability by reason of the issuance thereof.

Without limiting the generality of the foregoing, the Borrower acknowledges that in the event of an examination, inquiry or related action by the Internal Revenue Service with respect to the Bonds or the exclusion of interest thereon from the gross income of the holders thereof for federal income tax purposes, the Agency may be treated as the responsible party, and the Borrower agrees to respond promptly and thoroughly to the satisfaction of the Agency to such examination, inquiry or related action on behalf of and at the direction of the Agency. The Borrower further agrees to pay all costs of counsel selected by the Agency to represent the Agency in connection with such examination, inquiry or related action. The Borrower shall indemnify and hold harmless the Agency against any and all costs, losses, claims, penalties, damages or liability of or resulting from such examination, inquiry or related action by the Internal Revenue Service, including any settlement thereof by the Agency.

(d)           Financial Obligations. Nothing contained in this Agreement is intended to impose any pecuniary liability on the Agency nor shall it in any way obligate the Agency to pay any debt or meet any financial obligations to any Person at any time in relation to the Project except from moneys received under the provisions of this Agreement or from the exercise of the Agency’s rights hereunder other than moneys received for its own purposes.

ARTICLE 9
THE BONDOWNER

Section 901. Action by Bondowner.

If there is at any time more than one Bondowner, any request, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Bondowner shall, except as otherwise expressly provided, require the concurrence of the registered owners of Bonds representing more than fifty percent (50%) of the principal amount of the Outstanding Bonds and may be contained in and evidenced by one or more writings of substantially the same tenor signed by such Bondowners or their authorized representatives; provided, however, that actions to be taken with respect to a single series of Bonds shall require the concurrence of the registered owners of such series of Bonds representing more than fifty percent (50%) of the principal amount of the Outstanding Bonds of such series. In taking or refraining from any such actions, each Bondowner may act in its sole discretion.

Section 902. Proceedings by the Bondowner.

The Bondowner may by any available legal proceedings enforce and protect its rights hereunder and under the laws of the Commonwealth.

Section 903. Expenses of the Bondowner.

The Borrower will prepay or reimburse the Bondowner within thirty (30) days after notice for any reasonable expenses and costs (including reasonable attorney’s fees) incurred by it in taking any action hereunder at the request of the Borrower or resulting from the failure of the Borrower to pay or perform any of its obligations hereunder or under any other Bond Document, or incurred in the exercise of its rights while a default or an Event of Default exists. Any expenses and costs which the Bondowner may be entitled to receive from the Borrower hereunder, if not paid when due, shall bear interest at the Default Rate.

ARTICLE 10
THE BORROWER

Section 1001. Corporate Organization, Authorization, and Powers.

The Borrower represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the Commonwealth, with the power to enter into and perform this Agreement. The Borrower further represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of or default under any bond, indenture, note or other evidence of indebtedness of the Borrower, the charter or by-laws of the Borrower, or any contract, lease or other instrument to which the Borrower is a party or by which it is bound, or cause the Borrower to be in violation of any applicable statute or rule or regulation of any governmental authority.

Section 1002. Tax Status.

(a) The Borrower covenants to comply with its obligations under the Tax Agreement and warrants that all representations of the Borrower contained therein are true and correct.

(b) The Borrower shall not take or omit to take any action if such action or omission (i) would cause the Bonds to be “arbitrage bonds” under Section 148 of the IRC, (ii) would cause the Bonds to not meet any of the requirements of Section 149 of the IRC, or (iii) would cause the Bonds to cease to be “qualified small issue bonds” within the meaning of Section 144(a) of the IRC.

(c) The Borrower represents, warrants and covenants that:

(i) Internal advances to be reimbursed from the proceeds of the Bonds are in every instance for Project Costs constituting capital expenditures that are either (A) related to the Project as described in the Agency’s Official Action Resolution, dated September 16, 2010 (or the date of the Borrower’s declaration of Official Intent (as such term is defined in Treasury Regulations Section 1.150-2), whichever is earlier) (the “Official Action”), and that were incurred not earlier than the date that is sixty (60) days prior to the date of the Official Action, (B) in an amount not in excess of the lesser of $100,000 or five percent (5%) of the non-refunding proceeds of the Bonds, or (C) in an amount not in excess of twenty percent (20%) of the non-refunding proceeds of the Bonds and consisting of preliminary expenditures for the Project, such as architectural, engineering, surveying and soil testing, but not including such costs as site preparation or land acquisition.

(ii) On the date of any declaration of Official Intent, the Borrower had a reasonable expectation that the expenditures described therein would be reimbursed from the proceeds of a debt obligation.

(iii) The Borrower has not made declarations of Official Intent as a matter of course or in amounts substantially in excess of the amounts expected to be necessary for the project described therein.

(iv) The Borrower shall not within one (1) year after the reimbursement of any internal advances from Bond proceeds use funds corresponding to such Bond proceeds in a manner that would cause such funds to be treated as replacement proceeds (within the meaning of Treas. Reg. §1.148-1(c)) of the Bonds or any other indebtedness the interest on which is excluded from gross income for federal income tax purposes; provided, however, that such funds may be deposited in a bona fide debt service fund (as defined in Treas. Reg. §1.148-1(b)).

(v) Each reimbursement of an internal advance (other than an internal advance described in clause (i)(B) or (i)(C) above) from Bond proceeds will be made not more than eighteen (18) months after:

A. the date the Project Cost was paid, or

B. the date the portion of the Project to which the Project Cost related was placed in service or abandoned, but in no event later than three (3) years after the Project Cost was paid.

(d) The Borrower represents and warrants that no arrangement, formal or informal, has been, and covenants that none shall be, authorized, permitted or made for the purchase of any of the Bonds by the Borrower, the Guarantor or any other substantial user of the Project or any “related party” (as defined in Treas. Reg. §1.150-1(b)) in an amount related to the amount loaned by the Agency to the Borrower.

(e) The Borrower shall not enter into a Hedge Agreement (as hereinafter defined) or any other hedging transaction with respect to the Bonds, other than the Swap Agreement, without obtaining an Opinion of Bond Counsel. “Hedge Agreement” shall mean a payment exchange agreement, swap agreement, forward purchase agreement or any other hedge agreement entered into by the Borrower providing for payments between the parties based on levels of, or changes in interest rates, stock or other indices or contracts to exchange cash flows or a series of payments or contracts, including without limitation, interest rate floors, or caps, options, puts or calls, which allow the Borrower to manage or hedge payment, rate, spread or similar risk with respect to the Bonds.

(f) Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event will the occurrence of an Event of Taxability be a default or an Event of Default under this Agreement, provided that upon the occurrence of an Event of Taxability the interest rate in effect on the Bonds shall be the Taxable Rate, in accordance with the provisions of the Forms of Bonds in Section 301(b).

Section 1003. Securities Laws.

In any “Offering” of the Bonds by a “Participating Underwriter,” as those terms are defined in Rule 15c2-12 (the “Rule”) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), the Borrower shall at all times take such actions as may be necessary to permit such Participating Underwriter to comply with applicable federal and state securities laws, including the Exchange Act and the Rule, and shall cooperate with the Bondowner to the extent necessary to permit the Bondowner to comply with any obligations imposed on it as a result of the Participating Underwriter’s obligation to comply with applicable federal and state securities laws, including the Exchange Act and the Rule.

Section 1004. Maintenance of Corporate Existence.

The Borrower shall maintain its existence as a corporation duly organized and qualified to do business in the Commonwealth, and shall not dissolve, dispose of or spin off all or substantially all of its assets, or consolidate with or merge into another entity or entities, or permit one or more other entities to consolidate with or merge into it, except as provided in the Bond Purchase Agreement.

Section 1005. Books and Accounts.

The Borrower will keep proper accounts of its transactions hereunder (separate from its other accounts), which shall be open to inspection by the Agency and the Bondowner and their representatives duly authorized in writing at reasonable times and upon reasonable notice.

Section 1006. Notification of Event of Taxability.

The Borrower will notify promptly the Agency and the Bondowner in writing of the occurrence of any Event of Taxability or any basis therefor, and of any allegation of which the Borrower has or acquires knowledge by any federal or state agency that any such event has occurred.

Section 1007. Indemnification by Borrower.

The Borrower, regardless of any agreement to maintain insurance, will indemnify the Agency, the Disbursing Agent and the Bondowner against (a) any and all claims by any Person related to the participation of the Agency, the Disbursing Agent or the Bondowner in the transactions contemplated by this Agreement, including without limitation claims arising out of (i) any condition of the Project or the construction, use, occupancy or management thereof; (ii) any accident, injury or damage to any Person occurring in or about or as a result of the Project; (iii) any breach by the Borrower of its obligations under this Agreement; (iv) any act or omission of the Borrower, or any of its agents, contractors, servants, employees or licensees; or (v) the offering, issuance, sale or any resale of the Bonds to the extent permitted by law, and (b) all costs, counsel fees, expenses or liabilities reasonably incurred in connection with any such claim or any action or proceeding brought thereon. In case any action or proceeding is brought against the Agency, the Disbursing Agent or the Bondowner by reason of any such claim, the Borrower will defend the same at its expense upon notice from the Agency, the Disbursing Agent or the Bondowner, as applicable, and the Agency, the Disbursing Agent or the Bondowner, as the case may be, will cooperate with the Borrower, at the expense of the Borrower, in connection therewith. This indemnification shall survive the termination or defeasance of this Agreement.

ARTICLE 11
MISCELLANEOUS

Section 1101. Amendment.

This Agreement may be amended by the parties only with the written consent of the Bondowner. Any amendment of this Agreement shall be accompanied by an opinion of Bond Counsel to the effect that the amendment (i) is permitted by this Agreement, and (ii) unless waived by the Bondowner, will not adversely affect the exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes.

Section 1102. Successor and Assigns.

The rights and obligations of the parties to this Agreement shall inure to their respective successors and assigns.

Section 1103. Notices.

Unless otherwise expressly provided, all notices to the Agency, the Disbursing Agent, the Borrower, and the Bondowner shall be in writing and shall be deemed sufficiently given if sent by registered or certified mail, postage prepaid, by recognized courier service providing evidence of receipt, or delivered during a Business Day as follows: (a) to the Agency at 160 Federal Street, 7th Floor, Boston, Massachusetts 02110, attention of the Senior Vice President, Investment Banking, with a copy to the Deputy General Counsel, (b) to the Disbursing Agent at Sovereign Bank, 446 Main Street, Worcester, Massachusetts 01608, attention of Edward S. Borden, Senior Vice President, (c) to the Borrower at One Bella Drive, Westminster, Massachusetts 01473, attention of Stanley Youtt, President and Chief Executive Officer, and (d) to the Bondowner at Sovereign Bank, 446 Main Street, Worcester, Massachusetts 01608, attention of Edward S. Borden, Senior Vice President, or to all of the foregoing, to such other address as the addressee shall have indicated by prior written notice to the one giving notice.

Notice hereunder may be waived prospectively or retrospectively by the Person entitled to the notice, but no waiver shall affect any notice requirement as to other Persons.

Section 1104. Agreement Not for the Benefit of Other Parties.

This Agreement is not intended for the benefit of, and shall not be construed to create rights in, parties other than the Borrower, the Agency, the Disbursing Agent and the Bondowner.

Section 1105. Severability.

In the event that any provision of this Agreement shall be held to be invalid in any circumstance, such invalidity shall not affect any other provisions or circumstances.

Section 1106. Counterparts.

This Agreement may be executed and delivered in any number of counterparts, each of which shall be deemed to be an original, but such counterparts together shall constitute one and the same instrument.

Section 1107. Captions.

The captions and table of contents of this Agreement are for convenience only and shall not affect the construction hereof.

Section 1108. Governing Law.

This instrument shall be governed by the laws of the Commonwealth.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed under seal all as of the date first above written.

MASSACHUSETTS DEVELOPMENT FINANCE AGENCY

By:	/s/ Steven Chilton
Authorized Officer
Title

RANOR, INC.

By:	/s/ Stanley Youtt
Stanley Youtt
President and Chief Executive Officer

SOVEREIGN BANK, as Disbursing Agent

By:	/s/ Edward S. Borden
Edward S. Borden
Senior Vice President

SOVEREIGN BANK, as Bondowner

By:	/s/ Edward S. Borden
Edward S. Borden Senior Vice President

COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.

On December __, 2010, before me, the undersigned notary public, personally appeared Steven Chilton, Senior Vice President of the Massachusetts Development Finance Agency (the “Principal”) and acknowledged to me that the Principal signed the preceding or attached document voluntarily for its stated purpose. The Principal proved to me through satisfactory evidence of identification that the Principal is the person whose name is signed on the preceding or attached document. The satisfactory evidence of identification provided to me was:

☐	A current document issued by a federal or state government agency bearing the photographic image of the Principal’s face and signature; or

☐	On the oath or affirmation of a credible witness unaffected by the document or transaction who is personally known to the notary public and who personally knows the Principal; or

☐	Identification of the Principal based on the notary public’s personal knowledge of the identity of the Principal; or

☐	The following evidence of identification: __________________________________

Notary Public

Printed Name:______________________

My Commission Expires:______________

[Seal]

COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.

On December __, 2010, before me, the undersigned notary public, personally appeared Stanley Youtt, President and Chief Executive Officer of Ranor, Inc. (the “Principal”) and acknowledged to me that the Principal signed the preceding or attached document voluntarily for its stated purpose. The Principal proved to me through satisfactory evidence of identification that the Principal is the person whose name is signed on the preceding or attached document. The satisfactory evidence of identification provided to me was:

☐	A current document issued by a federal or state government agency bearing the photographic image of the Principal’s face and signature; or

☐	On the oath or affirmation of a credible witness unaffected by the document or transaction who is personally known to the notary public and who personally knows the Principal; or

☐	Identification of the Principal based on the notary public’s personal knowledge of the identity of the Principal; or

☐	The following evidence of identification: ___________________________________

Notary Public

Printed Name:___________________________

My Commission Expires:___________________

[Seal]

COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.

On December __, 2010, before me, the undersigned notary public, personally appeared Edward S. Borden, Senior Vice President of Sovereign Bank (the “Principal”) and acknowledged to me that the Principal signed the preceding or attached document voluntarily for its stated purpose. The Principal proved to me through satisfactory evidence of identification that the Principal is the person whose name is signed on the preceding or attached document. The satisfactory evidence of identification provided to me was:

☐	A current document issued by a federal or state government agency bearing the photographic image of the Principal’s face and signature; or

☐	On the oath or affirmation of a credible witness unaffected by the document or transaction who is personally known to the notary public and who personally knows the Principal; or

☐	Identification of the Principal based on the notary public’s personal knowledge of the identity of the Principal; or

☐	The following evidence of identification: _________________________________________

Notary Public

Printed Name:_________________________

My Commission Expires: ________________

[Seal]

COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.

On December __, 2010, before me, the undersigned notary public, personally appeared Edward S. Borden, Senior Vice President of Sovereign Bank (the “Principal”) and acknowledged to me that the Principal signed the preceding or attached document voluntarily for its stated purpose. The Principal proved to me through satisfactory evidence of identification that the Principal is the person whose name is signed on the preceding or attached document. The satisfactory evidence of identification provided to me was:

☐	A current document issued by a federal or state government agency bearing the photographic image of the Principal’s face and signature; or

☐	On the oath or affirmation of a credible witness unaffected by the document or transaction who is personally known to the notary public and who personally knows the Principal; or

☐	Identification of the Principal based on the notary public’s personal knowledge of the identity of the Principal; or

☐	The following evidence of identification: _________________________________________

Notary Public

Printed Name:_______________________

My Commission Expires:_______________

[Seal]

EXHIBIT A

Description of Mortgaged Property

See Attached Exhibit A

Permitted Encumbrances

See those exceptions listed in Schedule B, Part II of the
Fidelity National Title Insurance Company Loan Policy
Dated December, 2010

A-1

EXHIBIT B

Form of Requisition

TO:	Sovereign Bank, as Disbursing Agent
under the Mortgage, Loan and Security Agreement,
dated as of December 1, 2010
(the “Agreement”), among
the Massachusetts Development Finance Agency,
Ranor, Inc., and Sovereign Bank, as Bondowner
and said Disbursing Agent.

Requisition No.: __

Terms used in this Requisition and not otherwise defined shall have the same meanings assigned to them in the Agreement.

This Requisition to be funded from proceeds of the Series ___ Bonds.

This Disbursement under the Series B Bonds shall not exceed 80% of the actual purchase price of the asset(s).

The Disbursing Agent is hereby authorized and directed to make payment from the Project Fund as follows:

Amount: $___________ to those payees set forth in Attachment A. [Note: Attachment A is not required if an AIA Requisition Form is provided.]

The proceeds of this Requisition will be used to pay _________________. [Include a description of the use of the proceeds and attach copies of invoices from applicable payees;]

1.
The undersigned hereby certifies on behalf of the Borrower in connection with the payment requested by this Requisition that the obligations set forth in this Requisition were incurred in connection with the Project, and the obligations have not been the basis for a prior Requisition that has been paid. The payments that are requested by this Requisition are for Project Costs described in Section 401(b) of the Agreement.

2.
The undersigned has reviewed the provisions of Section 1002 of the Agreement, and the payment of this Requisition will not result in any proceeds of the Bonds being expended in violation of the provisions of said Section 1002. Without in any way limiting the generality of the foregoing, the payment of this Requisition when added to all previous Requisitions, will not result in more than an amount equal to ____% ($________________) of the proceeds of the Bonds being used for issuance costs within the meaning of Section 147(g) of the Code.

3.	No Event of Default has occurred or will occur by the payment of this Requisition.

4.	The obligation for which payment is proposed to be made does not represent a material change from the Project described in the Application as of the date of delivery of the Bonds.

5.
No notice of any mechanics’ or other lien or encumbrance upon the Project by reason of work, labor, services or materials supplied or claimed to be supplied for or in connection with the Project has been received by the Borrower or has been filed in the Worcester County Registry of Deeds unless such lien or encumbrance has been discharged or dissolved or will be discharged or dissolved concurrently with payment of the Requisition, or the Borrower is contesting the same.

RANOR, INC.

By:
Project Officer

APPROVED FOR PAYMENT:

SOVEREIGN BANK,
as Bondowner

By:
Duly Authorized

Attachment A

Name of Payee                           Address                              Invoice No.                         Date                         Amount

EXHIBIT C

Construction and Disbursement Requirements

[To be conformed to bank requirements by bank counsel]

1.
General Disbursement Conditions: Disbursements from the Project Fund are to be made monthly (or less frequently if the Borrower determines not to submit monthly requisitions) after receipt and review of itemized requisitions submitted to the Bondowner. Disbursements under the Series B Bonds shall not exceed 80% of the actual purchase price of the asset(s). Disbursements from the Project Fund shall be made only at such time as the Project is “in balance.” The Project shall be deemed to be “in balance” only at such time, and from time to time, as Borrower has invested sufficient funds in the Project to assure Bondowner, in its sole judgment, that the undisbursed portion of the Project Fund is sufficient to complete the construction of the Project, to install all appliances and fixtures, to operate the Project, and to pay all non-construction costs associated with the Project until repayment of the Bond. If the Project is not “in balance” at any time, it shall be a default under the Loan Agreement unless Borrower deposits with Bondowner and pledges to Bondowner sufficient funds to place the Project “in balance” within a reasonable time following written notice from Bondowner that the Project is not “in balance.”

2.
Construction Site Inspections/Title Updates: Prior to each disbursement from the Project Fund, the Bondowner, or the Construction Representative inspecting on behalf of the Bondowner, shall perform a site inspection to ensure that the Project as constructed is consistent with the Project budget submitted to and approved by the Bondowner (the “Budget”) and the final plans and specifications submitted to and approved by the Bondowner (the “Plans”). No disbursements shall be made for materials not yet installed or incorporated into the Project; except that, on a case-by-case basis, Bondowner may agree in its discretion to disburse for such materials if (i) they are stored on the Project or in a bonded warehouse, (ii) they are covered by adequate insurance, (iii) they are adequately protected against theft and damage, and (iv) Construction Representative confirms the foregoing and recommends such disbursements.

3.
Cost Breakdown/ Disbursement Schedule: The Borrower shall provide to the Bondowner, on the 1st day of each month, commencing February 1, 2011, a report containing the following information, current as of the date of submission of the report, all of which shall be subject to the approval of the Bondowner: (i) a construction time and disbursement schedule; (ii) the Budget; (iii) a construction cost breakdown of the Project itemized as to trade category and subdivision of work to be done; and (iv) a breakdown of the indirect (non-construction) costs including without limitation real estate taxes, legal and accounting fees, surveys, permit and inspection fees, insurance premiums, architect’s and engineer’s fees, and marketing, management, leasing, and advertising expenses.

4.	Plans and Specifications; Contract: As a condition of the approval of any requisition from the Project Fund after the date of issuance of the Bonds, the Borrower shall deliver to the Bondowner:

(a)
a complete set of Plans (including site and mechanical plans and specifications for all proposed improvements), which shall be subject to the Bondowner’s prior review and approval, and an assignment of such Plans by the Borrower to the Bondowner in form and substance acceptable to the Bondowner, together with the written consent of the Project architect to the assignment of the Plans to the Bondowner. Prior to delivering such Plans to the Bondowner, the Borrower shall obtain the approval thereof by all local, state, and federal regulatory authorities having jurisdiction over the Project, including, without limitation, all required permits (with any appeal periods having expired with no appeal having been taken) for the construction of the proposed improvements;

(b)
a letter from the Project architect or engineer certifying: (i) all public utility services, including storm and sanitary sewers, water supply, gas, electric and telephone facilities of adequate capacity necessary for the construction and operation of the Project, are located and physically available at the boundaries of the real property of the Borrower upon which the Project is located; (ii) upon completion of the improvements in accordance with the Plans, the Project shall comply with all applicable laws, rules and regulations including zoning ordinances, building codes, environmental laws, and handicapped accessibility laws and regulations; and

(c)
a copy of the contract between the Borrower and the general contractor which shall be either a fixed price or guaranteed maximum price contract, and shall include a detailed trade payment schedule in form to be utilized in the requisition process, and an assignment of such contract by the Borrower to the Bondowner in form and substance acceptable to the Bondowner, together with the written consent of such general contractor to the assignment of the construction contract to the Bondowner.

5.
Commencement: The Borrower shall commence construction of the Project within 30 days of the date of issuance of the Bonds and use all diligent efforts to complete construction of the Project by December 31, 2012, with labor and materials of high quality in accordance with the Budget and the Plans.

6.
Certificate of Occupancy: Upon completion of construction, the Borrower shall furnish to the Bondowner a certified copy of a final unconditional certificate of occupancy for the Project issued by the appropriate governmental authority, permitting occupancy and use of the premises for the purposes described in the Agreement.

7.
Lien Waivers: Monthly requisitions shall be accompanied by notarized lien waivers from the general contractor and any sub-contractors and materialmen with contracts in excess of $5,000.00, consistent with applicable state law.

8.
Construction Sign: Upon request of the Bondowner, the Borrower shall, at its expense, affix one sign satisfactory to the Agency, the Bondowner and the Borrower in a highly visible place, indicating that the Agency and the Bondowner are providing financing for the construction of the Project. Any such sign shall be erected in compliance with state and municipal laws and ordinances.

9.
Making the Advances: Subject to compliance by the Borrower with the terms and conditions of the disbursement conditions set forth in the Agreement, the Disbursing Agent shall pay from the Project Fund the Project Costs approved by the Bondowner, either directly to the contractor/vendor/supplier or, if the costs were paid by the Borrower, to reimburse the Borrower. The Bondowner shall not be required to approve requisitions more frequently than once each month. The Bondowner shall be entitled to withhold from each requisition for payment a retainage amount equal to 10% of the costs of construction. The Bondowner shall approve requisitions of amounts representing retainage only following substantial completion of construction of the Project, subject to any hold-backs for punch-list items, and satisfaction of the conditions set forth in the Bond Documents. The amount of each disbursement shall be in an amount equal to the cost of construction work in place plus materials purchased and securely stored within the Project, and other non-construction costs, expenses and fees actually paid or payable by Borrower and set forth in the then-approved Budget or otherwise approved in writing by Bondowner. In addition, disbursements shall be limited as follows:

(a)	in no event will total disbursements exceed seventy-five percent (75%) of the “as completed” appraised value of the Project;

(b)	the Project shall be “in balance”;

(c)
the amount of each disbursement shall equal the cost of construction work in place as set forth in the Budget or otherwise approved in writing by Bondowner, subject to Retainage, plus the amount of other non-construction costs, expenses and fees actually paid or payable by the Borrower for costs set forth in the Budget or otherwise approved in writing by Bondowner as of the date of the request for a disbursement, less amounts previously disbursed from the Project Fund and the Borrower’s equity;

(d)	the amount of the request for construction work in place shall be confirmed and approved by the Construction Representative; and

(e)	Borrower has paid as they become due all amounts set forth in the Budget with respect to costs to be paid for by Borrower.

10.
Each requisition for construction-related Project Costs shall be accompanied by all documentation reasonably deemed necessary by the Bondowner to substantiate the requested payment. Requisitions for direct costs of constructing the Project shall require the submission of (i) requisitions from the general contractor (using the standard AIA forms) approved by the Borrower, the Project architect and the Construction Representative, and (ii) certifications by the Construction Representative, the Project architect and the general contractor, and shall be subject to inspection and approval of work performed by the Construction Representative. Requisitions for any other direct costs and indirect costs (other than cost of issuing the Bonds) shall require the submission of bills, invoices and other documentation satisfactory to the Bondowner. Notwithstanding the foregoing, or anything to the contrary contained herein, without at any time waiving any of the Bondowner’s rights hereunder, the Bondowner shall always have the right to approve a Borrower requisition for a disbursement from the Project Fund without satisfaction of each and every condition upon the Bondowner’s obligation to approve such Borrower requisition.

11.	Construction Representative: The Bondowner shall, at the Borrower’s cost and expense, retain an outside Construction Representative to perform the following services on behalf of the Bondowner:

(a)	to review and advise the Bondowner whether, in the opinion of the Construction Representative, the Budget accurately reflects all Project Costs;

(b)	to review and advise the Bondowner whether, in the opinion of the Construction Representative, the Plans are satisfactory for the intended purpose thereof;

(c)	to make periodic inspections of the Project for the purpose of assuring that construction to date is in accordance with the Plans;

(d)	to review, and if appropriate approve requisitions filed by the Borrower as being consistent with the Budget and the Borrower’s obligations under the Bond Documents;

(e)	to advise the Bondowner of the status of the Project and the adequacy of available funds to complete construction;

(f)	to review and advise the Bondowner on any proposed change orders; and

(g)
to review and approve construction contracts and subcontracts for amounts at least equal to $5,000.00, for the purpose of providing the Bondowner with an opinion as whether they adequately treat the cost of construction to successfully complete the Project in accordance with the Plans. Neither the Bondowner nor the Construction Representative shall assume any obligation to the Borrower or any other party to the Bond Documents, or to any other person concerning the quality of construction of the Project or the absence therefrom of any defects.

The final disbursement from the Project Fund shall not be made unless and until Construction Representative shall have approved such advance.

12.
Change Orders: The Borrower shall not cause or permit any material deviations from the Plans and shall not approve or consent to any change orders having a cost in excess of $5,000.00 for any single change order or $30,000.00 in the aggregate, without the prior approval of the Bondowner. The Borrower shall not enter into any contract with a general contractor, architect, engineer or subcontractor for the Project with a face amount in excess of $5,000.00 without the prior approval of the Bondowner. The Borrower shall not materially amend, supplement or otherwise modify, whether by change order or otherwise, any of the terms and conditions of the general contractor’s contract, the architect’s contract, any engineer’s contract or the subcontracts initially approved by the Bondowner, without the prior approval of the Bondowner.

13.
Builder’s Risk Insurance: The Borrower shall furnish the Bondowner with builder’s risk completed value (non-reporting) form insurance written by a company acceptable to the Bondowner, containing such coverages as the Bondowner requires. The Bondowner shall be named as loss payee under a standard mortgagee clause.

EXHIBIT D

Schedule of Principal Payments for the Series A Bonds

Schedule of Principal Payments for the Series B Bonds

D-1